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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(1)	Amount Previously Paid:
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NOTICE OF
2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2014

To our Stockholders:

        You are cordially invited to attend the 2014 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the "Annual Meeting") of Accuray Incorporated, a Delaware corporation ("Accuray" or the "Company"), which will be held at the Company's headquarters located at 1310 Chesapeake Terrace, Sunnyvale, California 94089 on Thursday, November 20, 2014 at 9:00 am PST. We are holding the Annual Meeting for the following purposes:

  1.
  To elect three Class II directors named in the proxy statement to hold office until our 2017 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

  2.
  Advisory vote to approve the compensation of our named executive officers;

  3.
  To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015; and

  4.
  To transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

        These items of business to be transacted at the Annual Meeting are more fully described in the proxy statement (the "Proxy Statement") that accompanies this Notice of Annual Meeting of Stockholders. The annual meeting will begin promptly at 9:00 a.m. PST and check-in will begin at 8:30 a.m. PST. Only holders of record and beneficial owners of shares of our common stock at the close of business on September 26, 2014, the record date, are entitled to notice of, to attend and to vote at the annual meeting and any adjournments or postponements of the Annual Meeting. If a beneficial owner wishes to vote in person at the meeting, you must obtain a "legal proxy" from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote your shares at the Annual Meeting.

        It is important that you use this opportunity to take part in the affairs of Accuray by voting on the business to come before the Annual Meeting. After reading the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2014 (the "Annual Report"), you are urged to cast your vote as promptly as possible. If you have received your proxy materials by mail, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to ensure that your shares are represented. We also provide our stockholders the opportunity to receive stockholder communications electronically. If you have elected for electronic delivery of the Proxy Statement and Annual Report, you will not be receiving a proxy card and should vote electronically. For more information, see "Why did I receive a Notice of Internet Availability of Proxy Materials" in the Proxy Statement. For a period of at least 10 days prior to the annual meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for review by any stockholder during normal business hours at our principal executive offices located at 1310 Chesapeake Terrace, Sunnyvale, California 94089.

        All stockholders are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please cast your vote as instructed in the Notice of Internet Availability of Proxy Materials as promptly as possible, or, if you choose to receive paper copies of your proxy materials, including the proxy card, please complete, sign and date the proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting. Even if you have given your proxy, you may still attend and vote in person at the meeting.

By order of the Board of Directors,

/s/ JOSHUA H. LEVINE Joshua H. Levine President and Chief Executive Officer
Sunnyvale, California October 10, 2014

i

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 20, 2014

        This proxy statement ("Proxy Statement") is furnished to our stockholders of record as of September 26, 2014 (the "Record Date"), in connection with the solicitation of proxies by our Board of Directors (the "Board") for use in connection with our 2014 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the "Annual Meeting") to be held at the Company's headquarters located at 1310 Chesapeake Terrace, Sunnyvale, California 94089 on Thursday, November 20, 2014 at 9:00 a.m. PST. This Proxy Statement and the proxy card are first being made available to our stockholders on or about October 10, 2014. Our Company's fiscal year ended on June 30, 2014.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials?	We are pleased to again be using the U.S. Securities and Exchange Commission (the "SEC") rule that allows companies to furnish proxy materials to their stockholders primarily over the Internet. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 10, 2014, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K (the "Annual Report") online. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote over the Internet or by telephone.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. However, if you have not elected to receive printed proxy materials and would prefer to receive them, please follow the instructions included in the Notice of Internet Availability of Proxy Materials to request printed proxy materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. If you received your annual meeting materials via e-mail, the e-mail contained voting instructions and links to access the Annual Report and the Proxy Statement online at: https://materials.proxyvote.com/004397.

Why am I receiving access to these proxy materials?

You are receiving access to this Proxy Statement because you were a stockholder of record or beneficial owner at the close of business on the Record Date. As such, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement and Annual Report, which include information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the annual meeting?	Only stockholders of record and beneficial owners with a legal proxy as of the Record Date are entitled to attend and to vote at the Annual Meeting.
How many shares are outstanding?	On the Record Date, 77,398,634 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the Record Date is entitled to one vote.
How many shares must be present or represented to conduct business at the annual meeting (that is, what constitutes a quorum)?

The presence at the Annual Meeting, in person or represented by proxy, of the holders of at least a majority of the shares of our common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, in person or represented by proxy, then either the chair of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting may adjourn the annual meeting until a later time.

What items of business will be voted on at the annual meeting?	The items of business to be voted on at the annual meeting are as follows:

1.    The election of three Class II directors named in the Proxy Statement to hold office until our 2017 Annual Meeting of Stockholders, or until their respective successors have been duly elected or appointed;

2. An advisory vote to approve the compensation of our named executive officers; and
3. The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015.

What happens if additional matters are presented at the annual meeting?

The only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Annual Meeting. However, if any other matter or matters are properly brought before the Annual Meeting, you or the person(s) named as your proxyholder(s) will have the discretion to vote your shares on such matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the annual meeting?

You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting or direct a proxyholder how to vote your shares on your behalf at the Annual Meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope, or by following the procedures for voting over the Internet or by telephone.

Beneficial Owner.    If your shares are held in a brokerage account or by a trustee or another nominee, you are considered the beneficial owner of those shares and they are considered to be held in street name for your account. Proxy materials are made available to you together with a voting instruction card by your bank, broker, trustee or other nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your shares as you instruct with your voting instruction card. The bank, broker, trustee or other nominee may either vote in person at the Annual Meeting or grant a proxy and direct the proxyholder to vote your shares at the Annual Meeting as you have instructed on your voting instruction card. You may also vote in person at the Annual Meeting, but only after you obtain and present a legal proxy from your bank, broker, trustee or other nominee that holds your shares, giving you the right to vote your shares at the Annual Meeting. If you hold your shares in street name as a beneficial owner and you do not instruct your bank, broker, trustee or other nominee how to vote your shares, your broker, trustee or other nominee will only be able to vote your shares with respect to routine matters. Please see "What is a broker non-vote?" below.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the stockholder of record or as a beneficial owner, you may direct how your shares are voted without attending the Annual Meeting by voting on the Internet, voting by phone, or completing and returning the proxy card or voting instruction card. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card or voting instruction card with no further instructions, or if you electronically transmit your voting instructions but do not direct your vote on each item, your shares will be counted as votes in accord with the Board's recommendation.

How can I attend the annual meeting?

Whether you hold shares in your name as the stockholder of record or beneficially in street name, you should be prepared to present photo identification for admittance to the Annual Meeting. Please also note that if you are not a street name holder, you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or other nominee, or other similar evidence of ownership. The annual meeting will begin promptly at 9:00 a.m. PST. Check-in will begin at 8:30 a.m. PST. Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone, or complete, sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date, which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or (iii) attending the Annual Meeting and voting in person. However, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner, you may change your vote by (i) submitting a new voting instruction card to your bank, broker, trustee or other nominee, or (ii) if you have obtained a legal proxy from your broker, trustee or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What is a "broker non-vote"?

Under the rules that govern brokers that hold shares in street name for the benefit of their clients, brokers, trustees and other nominees have the discretion to vote such shares only on routine matters. Only ratification of the appointment of independent registered public accounting firms is considered a routine matter. Therefore, if you do not otherwise instruct your broker, trustee or other nominee on how to vote your shares, your broker, trustee or other nominee may vote your shares on this matter. However, your broker, trustee or other nominee will not be able to vote your shares for the election of directors, the advisory vote to approve the compensation of named executive officers, or any other matters properly brought before the Annual Meeting without your specific instruction because these are not considered routine matters. A "broker non-vote" occurs when a broker, trustee or other nominee does not receive timely instructions from the beneficial owner and therefore such broker or bank expressly indicates on a proxy card that it is not voting the uninstructed shares on a non-routine matter.

How are "broker non-votes" counted?

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business but they will not be counted as "votes cast" or votes present and entitled to vote in tabulating the voting result for any particular proposal. Accordingly, broker non-votes will have no effect on the outcome of the votes at the 2014 Annual Meeting.

What happens if the annual meeting is adjourned?

If our Annual Meeting is adjourned to another time or place, no additional notice will be given of the adjourned meeting if the time and place of the adjourned meeting is announced at the Annual Meeting, unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, we may transact any items of business that might have been properly transacted at the Annual Meeting.

Who will serve as inspector of elections?	A representative of Computershare, our transfer agent, will tabulate the votes and act as Inspector of Elections at the Annual Meeting.
What should I do in the event that I receive more than one set of proxy materials?

You may receive more than one copy of the Notification of Internet Availability of Proxy Materials or more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card from each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one Notification of Internet Availability of Proxy Materials or proxy card. Please vote over the Internet, by telephone, or complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who will bear the costs of this solicitation?

The proxy is being solicited on behalf of our Board. The Company will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to brokers, trustees, and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokers, trustees, and other nominees for the costs of forwarding the proxy materials.

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline for submitting proposals for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to "Stockholder Proposals" and "Nomination of Director Candidates" below.

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of Our Board of Directors

        Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, designated as Class I, Class II and Class III, respectively, with each class serving for staggered three-year terms. Our Board consists of eight directors, with two directors in Class I, three directors in Class II and three directors in Class III. Proxies cannot be voted for more than three persons.

        The following information is provided for each of the nominees and directors: name, classes in which each director or nominee serves, age as of July 31, 2014, principal occupation and length of service on our Board.

Name	Term Expires	Age	Principal Occupation	Director Since
Class II Directors
Louis J. Lavigne, Jr.	2014	66	Independent management consultant and Board Member, Allergan, Inc., Depomed, Inc., DocuSign, Inc., Novacure and SafeNet, Inc.	2009
Dennis L. Winger	2014	66	Retired Chief Financial Officer and Board Member, Nektar Therapeutics and Pacira Pharmaceuticals, Inc.	2009
Jack Goldstein, Ph.D.	2014	67	Independent Consultant, Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc.	2010
Class III Directors
Elizabeth Dávila	2015	70	Retired Chief Executive Officer and Board Member, NuGEN Technologies, Inc. and Afaxys, Inc.	2008
Joshua H. Levine	2015	56	President and Chief Executive Officer, Accuray Incorporated	2012
Emad Rizk, M.D.	2015	51	Chief Executive Officer of Accretive Health, Inc.	2013
Class I Directors
Robert S. Weiss	2016	67	Chief Executive Officer and President, The Cooper Companies, Inc.	2007
Richard Pettingill	2016	66	Retired President and Chief Executive Officer of Allina Hospitals and Clinics and California Division of Kaiser Foundation Health Plans and Hospitals and Board Member of Tenet Healthcare Corporation and Hanger Inc.	2012

Director Nominees

        Our Board of Directors has nominated Mr. Lavigne, Mr. Winger and Dr. Goldstein for election as Class II directors. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment, as they deem advisable. Listed below are the biographies of each director nominee. The biographies include information regarding each nominee's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance

Committee to recommend, and the Board of Directors to determine, that the person should serve as a director for the Company.

        Louis J. Lavigne, Jr. has served as a member of our Board of Directors since September 2009 and as the Chairperson of our Board of Directors since April 2010. Mr. Lavigne currently serves as a Managing Director of Lavrite, LLC, a management consulting firm specializing in the areas of corporate finance, accounting, growth strategy and management. He also currently serves as a member of the board of directors of Allergan, Inc., a technology-driven, global health care company that provides specialty pharmaceutical products worldwide, Depomed, Inc., a specialty pharmaceutical company, DocuSign Inc., a private eSignature transaction management company, Novocure Limited, a private commercial stage oncology company, and SafeNet, Inc., a private information security company. Within the last five years, Mr. Lavigne also served on the public company board of directors of BMC Software, Inc., an independent systems software vendor that was acquired by a private investor group in 2013. From 1983 to 2005, Mr. Lavigne served in various executive capacities with Genentech, Inc., a healthcare company, namely, Executive Vice President and Chief Financial Officer from 1997 to 2005; Senior Vice President and Chief Financial Officer from 1994 to 1997; Vice President and Chief Financial Officer from 1988 to 1994; Vice President from 1986 to 1988; and Controller from 1983 to 1986. Mr. Lavigne serves as a faculty member of Babson College's Bio-Pharma: Mastering the Business of Science Program and as a Trustee of Babson College (and Babson Global) and Chairman of the Board of UCSF Benioff Children's Hospital Oakland and its foundation. Mr. Lavigne holds a B.S. in Finance from Babson College and an M.B.A. from Temple University.

        As a former Chief Financial Officer of a large, complex publicly traded company in the healthcare industry, and a current and former member of several public company boards, Mr. Lavigne brings to our Board of Directors extensive experience in business operations and management, strategy, finance, accounting and public company governance.

        Dennis L. Winger has served as a member of our Board of Directors since September 2009. Mr. Winger most recently served as Senior Vice President and Chief Financial Officer of Applied Biosystems, Inc. from 1997 until his retirement in 2008. Mr. Winger currently serves on the boards of directors of Nektar Therapeutics, a biopharmaceutical company, and Pacira Pharmaceuticals, a specialty pharmaceutical company. In the past five years, Mr. Winger also served on the following public company boards of directors: Cell Genesys, Inc., Vertex Pharmaceuticals and Cephalon, Inc. Mr. Winger also serves on the Board of Trustees of Siena College. Mr. Winger holds a B.A. in History from Siena College and an M.B.A. from Columbia University.

        As a former Chief Financial Officer of multiple publicly traded life sciences companies, and a member of multiple public company boards, Mr. Winger has extensive experience in finance, accounting, operations, strategy, and public company governance.

        Jack Goldstein, Ph.D., has served as a member of our Board of Directors since May 2010. Dr. Goldstein has been an independent consultant since 2006 specializing in human medical diagnostics, biopharmaceuticals and medical devices. He served as President and Chief Operating Officer of Chiron Corporation from 2004 until its acquisition by Novartis in 2006, and from 2002 to 2004 he served as President of Chiron's Blood Testing Division. From 2000 to 2002, he was a general partner at Windamere Venture Partners, a private venture capital investment fund. From 1997 to 2001, he served as President and Chief Executive Officer at Applied Imaging Corporation, and from 1999 until 2002, he also served as Chairman of the Board of Applied Imaging. From 1986 to 1997, Dr. Goldstein served in various executive positions at Johnson & Johnson, including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics. Dr. Goldstein currently serves as Chairman of the Board of Directors of OncoGenex Pharmaceuticals, Inc., a drug discovery and development company. In the past five years, Dr. Goldstein has also served on the following public company boards of directors: Immucor, Inc., Illumina, Inc. and Orasure Technologies, Inc.

Dr. Goldstein holds a B.A. in biology from Rider University and an M.S. in immunology and a Ph.D. in microbiology from St. John's University.

        As a former executive of several life sciences companies and member of other health care industry public company boards, Dr. Goldstein has extensive industry experience in management, strategy, operations, business development, and capital equipment sales and marketing. Dr. Goldstein also has relevant scientific, research and development and manufacturing expertise.

        If elected, Mr. Lavigne, Mr. Winger and Dr. Goldstein will hold office as Class II directors until our annual meeting of stockholders to be held in 2017, or until their earlier resignation or removal.

Directors Whose Terms Extend Beyond the 2014 Annual Meeting

        Listed below are the biographies of each of our Class I and Class III directors. The biographies include information regarding each director's service as a director of the Company, business experience and principal occupations for at least the past five years, director positions at public companies held currently or at any time during the past five years, and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend, and the Board of Directors to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.

        Elizabeth Dávila has served as a member of our Board of Directors since February 2008 and as Vice Chairperson of our Board of Directors since September 2008. Ms. Dávila was the former Chairman and Chief Executive Officer of VISX, Incorporated ("VISX"), a manufacturer of laser vision correction systems, which was acquired by Advanced Medical Optics in May 2005. Prior to becoming Chairman and Chief Executive Officer of VISX in 2001, she served as President and Chief Operating Officer of VISX from 1999 to 2001 and as Executive Vice President and Chief Operating Officer from 1995 to 1999. Ms. Dávila currently serves as a member of the board of directors of NuGEN Technologies, Inc., a private company that develops and commercializes rapid, high-sensitivity and high-throughput amplification and labeling systems for genomic analysis, and Afaxys, Inc., a private company that supplies family planning providers with pharmaceuticals and supplies. Within the last five years, Ms. Dávila also served on the public company board of directors of Advanced Medical Optics, Inc. (now Abbott Medical Optics), a medical device company that was acquired in 2009. Ms. Dávila holds a B.S. in Chemistry from St. Mary's College in Notre Dame, Indiana, an M.S. in Chemistry from the University of Notre Dame and an M.B.A. from Stanford University.

        As a former Chief Executive Officer of VISX and a member and former member of multiple public and private company boards, Ms. Dávila has extensive healthcare industry experience in management, business development, operations, strategy and capital equipment sales.

        Joshua H. Levine has served as our President and Chief Executive Officer and as a member of our Board of Directors since October 2012. Mr. Levine brings diverse, global healthcare industry experience and a strong track record of creating and unlocking strategic value for the companies he has led. He has been the President, Chief Executive Officer, and a director of two other publicly traded global medical device firms, with Mentor Corporation, a surgical implant/medical device manufacturer in the aesthetics space from 2004 to 2009 and most recently with Immucor Corporation, a diagnostics manufacturer of automated instrumentation and reagents used in blood transfusion procedures in 2011. Mr. Levine holds a B.A. from the University of Arizona.

        Mr. Levine's qualifications to serve on our Board of Directors include, among other skills and qualifications, his strategic business development skills, commercial leadership experience, and executive vision. In addition, Mr. Levine brings expertise in the medical device and medical technology industries from years of experience as a chief executive officer with two other publicly traded, small cap medical device manufacturing companies.

        Emad Rizk, M.D. has served as a member of our Board of Directors since March 2013. Since July 2014, Dr. Rizk has served as the Chief Executive Officer and a director of Accretive Health, Inc., a health care services company. From 2003 to July 2014, Dr. Rizk served as the President of McKesson Health Solutions ("McKesson"), a division of McKesson Corporation. Prior to joining McKesson, Dr. Rizk served as the lead partner and global director, medical management/pharmacy for Deloitte Consulting from 1994 to 2003. Dr. Rizk currently serves on the board of directors of the National Association for Hispanic Health, a nonprofit organization focused on improving the health of Hispanic communities, and is a former board member of Disease Management Association of America, a nonprofit organization representing all aspects of the disease management community, and the National Clinical Advisory Board, a private healthcare organization focused on providing insight into the future direction of healthcare, management and delivery of patient care. Dr. Rizk attended City University of New York for Pre-Medicine and received a Doctor of Medicine degree from Mt. Sinai Clinicals, University of Santiago.

        As the current Chief Executive Officer of a major health care services company and a world renowned healthcare industry expert, Dr. Rizk brings over 25 years of experience in working with payers, physicians and hospital systems. Dr. Rizk brings extensive leadership experience, strong track record of growth and an intimate understanding of the needs and concerns of all healthcare industry stakeholders.

        Robert S. Weiss has served as a member of our Board of Directors since January 2007. Since November 2007, Mr. Weiss has served as the Chief Executive Officer of The Cooper Companies, Inc. ("Cooper"), a global specialty medical products company. He was also given the title of President of Cooper in March 2008. Mr. Weiss has served in various senior executive management positions with Cooper since 1989. From January 2005 through October 2007, Mr. Weiss served as the Executive Vice President and Chief Operating Officer of Cooper, and from March 2007 to March 2008, he also served as President of CooperVision, Cooper's contact lens subsidiary. Prior to that, he served as Cooper's Chief Financial Officer from September 1989 to January 2005 and held the additional title of Executive Vice President from October 1995 until November 2007. From March 1984 until October 1995 he served at Cooper in various other roles, including Senior Vice President, Vice President and Corporate Controller. Mr. Weiss has also served on the board of directors of Cooper since 1996. Mr. Weiss holds a B.S. in Accounting from the University of Scranton.

        As a current Chief Executive Officer and former Chief Financial Officer of a publicly traded medical products company, Mr. Weiss brings to our Board of Directors extensive experience in the healthcare industry in finance, accounting, management, strategy, manufacturing, and public company governance.

        Richard Pettingill has served as a member of our Board of Directors since May 2012. Mr. Pettingill served as the President and Chief Executive Officer of Allina Hospitals and Clinics, Minnesota's largest healthcare organization, from 2002 until his retirement in 2009. While in this role, he also served on the board of directors of the Minnesota Hospital Association and the Minnesota Business Partnership. Prior to joining Allina Hospitals and Clinics, Mr. Pettingill served as President and Chief Executive Officer of the California Division of Kaiser Foundation Health Plans and Hospitals, one of the largest not-for-profit managed healthcare companies in the United States, from 1996 to 2002. Mr. Pettingill currently serves on the boards of directors of Tenet Healthcare Corporation, a medical services provider, and Hanger, Inc., an orthotic and prosthetic solutions company. Within the last five years, Mr. Pettingill also served on the public company board of directors of MAKO Surgical Corp., a medical device company that was acquired by Stryker Corporation in 2013. Mr. Pettingill received a bachelor's degree from San Diego State University and a master's degree in health care administration from San Jose State University. He served as a 2010 Fellow in the Advanced Leadership Initiative program at Harvard University.

        As the former chief executive officer of a major hospital system and a member of other public company boards, Mr. Pettingill has extensive leadership experience in the healthcare industry, including experience in the areas of business development, strategy and corporate governance, and can represent the customer perspective.

        Under our Corporate Governance Guidelines, each director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that situation, our Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept such resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

How Votes Are Counted

        Stockholders are not entitled to cumulate their votes in the election of directors or with respect to any matter submitted to a vote of the stockholders. To be elected, directors must receive a majority of the votes cast (the number of shares voted "FOR" a director nominee must exceed the number of votes cast "AGAINST" that nominee). You may vote either "FOR" or "AGAINST" each director nominee or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to any director will be counted for purposes of determining whether there is a quorum, but it will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus it will not have the same effect as a vote against a director nominee.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE THREE NOMINEES FOR CLASS II DIRECTOR LISTED ABOVE.

PROPOSAL TWO—ADVISORY VOTE
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
("SAY-ON-PAY VOTE")

General

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), which was enacted on July 21, 2010, established a requirement that we submit to our stockholders for approval, on an advisory (non-binding) basis, no less frequently than once every three years, the compensation of our named executive officers as disclosed in our proxy statement in accordance with the SEC's rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this Proxy Statement. Our Compensation Committee and Board of Directors have decided to hold advisory votes on our executive compensation program annually until the next advisory vote on frequency occurs. Accordingly, unless the Compensation Committee and Board of Directors modifies its policy on the frequency of future votes, the next advisory vote to approve executive compensation will be held at the 2015 annual meeting of stockholders. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of Accuray's named executive officers ("NEOs," or each an "NEO"), as such compensation is described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 20.

Summary of Fiscal 2014 Executive Compensation Programs

        In fiscal 2014, our executive compensation programs were designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors, which are more fully discussed in the "Compensation Discussion and Analysis" section below:

  •
  We tie pay to performance.

  •
  NEO base salaries were modestly increased in fiscal 2014 over their fiscal 2013 levels in an effort to maintain base salaries in the range of the 50th to 60th percentiles of the competitive market as reported in the Radford January 2013 High-Tech Industry Survey (the "Radford Survey") for companies with $200 million to $1 billion in annual revenue and by a peer group of 14 medical device companies with whom we compete for executive talent, who are in our industry sector or who have comparable financial and organizational characteristics.

  •
  The fiscal 2014 bonus pool was funded, in accordance with funding methodology established at the beginning of the year, at 110.8% of the target level. Each NEO's annual bonus was tied solely to Company performance and the Compensation Committee did not exercise any discretion to increase or decrease the award for any executive. Accordingly, for fiscal 2014, each NEO received 110.8% of his or her target bonus award opportunity based on Company performance.

  •
  In fiscal 2013, the Compensation Committee approved a performance equity program, referred to as the market stock unit program ("2013 MSU Program"), which uses the Russell 2000 index as a performance benchmark and requires that the Company's total stockholder return exceed that of the Russell 2000 in order for any shares to be earned by each participating executive, including participating NEOs, on a sliding scale based on how much the Russell 2000 benchmark is exceeded, up to a maximum of 150% of the target number of shares. There are two measurement periods, one at the end of fiscal 2014 and another at the end of fiscal 2015. For the first performance period ending in fiscal 2014, the Compensation Committee determined that the vesting requirements were not met and the MSUs associated with such performance period were cancelled. We are still within the second measurement period for the 2013 MSU Program and, to date, no shares have vested pursuant to MSU awards under the 2013 MSU Program.

    •
    In fiscal 2014, the Compensation Committee approved a new market stock unit program ("2014 MSU Program"), which again uses the Russell 2000 index as a performance benchmark and requires that the Company's total stockholder return meet that of the Russell 2000 in order for the target number of shares to be earned by each participating executive, including participating NEOs. The actual shares earned will be calculated on a sliding scale based on stock price performance above and below the Russell 2000 benchmark, up to a maximum of 150% of the target number of shares. There are two measurement periods, one at the end of fiscal 2015 and another at the end of fiscal 2016. We are still within the measurement periods for the 2014 MSU Program and, to date, no shares have vested pursuant to MSU awards under the 2014 MSU Program.

  •
  We have reasonable employment agreements.  Each NEO's employment agreement has competitively reasonable cash benefit levels and "double trigger" change-in-control acceleration for equity awards. For the terms of the employment agreement for our current Chief Executive Officer ("CEO") and other NEOs, please refer to the information set forth under "Employment, Change in Control and Severance Arrangements".

  •
  We mitigate unnecessary risk.  We have implemented robust Board of Directors and management-level processes to identify risk, and we mitigate undue risk with business controls, including limits on payout levels under our annual incentive award plan, a sales compensation committee and a recoupment (sometimes called a "clawback") policy that applies to both our annual cash incentive and long-term equity incentive programs.

  •
  We have strong corporate governance standards.  Our Compensation Committee uses an independent compensation consultant and has incorporated compensation analytical tools such as market data, tally sheets and compensation history for each executive officer as part of its annual executive compensation review.

  •
  We have adopted stock ownership requirements.  Our Compensation Committee believes it is important for executives and non-employee directors to hold a minimum amount of Company securities, in order to align their interests with those of our stockholders. Consistent with this belief, the Compensation Committee implemented stock ownership guideline policies with stock holding requirements for our executives as follows:

  •
  The number of shares having a value equal to at least 3.0 times the regular annual board cash retainer (excluding committee retainer) for our non-employee directors;

  •
  The greater of 3.0 times base salary or 175,000 shares for our CEO;

  •
  The greater of 1.0 times base salary or 40,000 shares for our Chief Financial Officer ("CFO"), Chief Commercial Officer and any other Executive Vice President; and

  •
  The greater of 1.0 times base salary or 17,500 shares for our General Counsel.

    Each executive has five years from the later of July 1, 2010 or the date of his or her initial employment in or promotion to such position to achieve the required ownership levels.

  •
  No hedging or pledging transactions allowed.  Our insider trading policy prohibits all of our employees, including our NEOs, and our directors from engaging any speculative transactions in Company securities, including purchasing on margin, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions. Our employees are also prohibited from pledging or using Company securities as collateral for loans.

  •
  We do NOT engage in the following compensation practices:

  •
  We do not provide perquisites or other personal benefits to our NEOs.

  •
  We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executives, including the NEOs.

  •
  We do not provide excise tax gross-ups.

The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.

How Votes Are Counted

        The adoption of the non-binding advisory resolution to approve the compensation of our NEOs requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. A properly executed proxy marked "ABSTAIN" with respect to the approval of the compensation of our NEOs will not be voted with respect to such proposal, but it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal.

Board of Directors' Recommendation

        Based on the information provided above and within the "Compensation Disclosure" section of this Proxy Statement, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

  "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's NEOs as described in the Company's 2014 Proxy Statement, including the Compensation Discussion and Analysis section, the compensation tables, and the other narrative compensation disclosures."

        The opportunity to vote on this Proposal Two is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Because your vote is advisory, however, it will not be binding on the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board of Directors value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL THREE—RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        The Audit Committee of our Board of Directors has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2015. Grant Thornton LLP has audited our consolidated financial statements since fiscal year 2007.

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 is not required by law, by the NASDAQ Stock Market listing requirements, by our Amended and Restated Certificate of Incorporation or by our Bylaws. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the year if the Audit Committee of our Board of Directors determines that such a change would be in the best interests of our Company and our stockholders.

        Representatives of Grant Thornton LLP are expected to be present at the annual meeting of stockholders. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.

Audit and Non-Audit Services

        The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2014. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to fiscal 2014 and 2013 are as follows:

	Fiscal Year Ended June 30,
Service Category	2014	2013
Audit Fees(1)	$1,658,500	$1,926,000
Audit Related Fees	—	—
Tax Fees	2,145	—
All Other Fees	—	—

Total	$1,660,645	$1,926,000

(1)
Audit fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, issuance of a comfort letter and fees for statutory audits.

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees for professional services for the audit of our consolidated financial statements included in our Annual Report, for the review of our financial statements included in our quarterly reports on Form 10-Q, for the review of registration statements and issuance of consents and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements except those not required by statute or regulation; "audit-related fees" are fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements, including attestation services that are not required by statute or regulation; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.

How Votes Are Counted

        Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015 is not required by law. However, our Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. The ratification of the appointment of Grant Thornton LLP requires a majority of the shares present in person or represented by proxy at the Annual Meeting. You may vote either "FOR" or "AGAINST" ratification of the appointment, or you may abstain. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment will not be voted with respect to such ratification, but it will be counted for purposes of determining whether there is a quorum. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote against the proposal. If the stockholders fail to ratify the appointment, the Audit Committee of our Board of Directors will reconsider whether or not to retain Grant Thornton LLP.

Board of Directors' Recommendation

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

AUDIT COMMITTEE REPORT

        The Audit Committee of our Board of Directors is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee's written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.

        Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2014, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2014 with our management.

  2.
  The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, and Rule 2-07 of SEC Regulation S-X.

  3.
  The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014, for filing with the SEC.

        AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    Dennis L. Winger, Chairperson
    Elizabeth Dávila
    Robert S. Weiss

        The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

COMPENSATION COMMITTEE REPORT

        This report, filed in accordance with Item 407(e)(5) of Regulation S- K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this Proxy Statement and is not repeated here.

        In this context, the Compensation Committee hereby reports as follows:

  1.
  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained in this Proxy Statement with management.

  2.
  Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

        COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    Louis J. Lavigne, Jr., Chairperson
    Elizabeth Dávila
    Jack Goldstein, Ph.D.
    Emad Rizk, M.D.

        The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        This Compensation Discussion and Analysis provides information regarding the fiscal 2014 compensation program for our Named Executive Officers ("NEOs"), which includes, our principal executive officer, our principal financial officer and our other two executive officers who at fiscal year-end were as follows:

  •
  Joshua H. Levine, our President and CEO;

  •
  Gregory Lichtwardt, our Executive Vice President, Operations and CFO;

  •
  Kelly Londy, our Executive Vice President and Chief Commercial Officer; and

  •
  Alaleh Nouri, our Senior Vice President, General Counsel and Corporate Secretary.

        Under the SEC rules, our NEOs for fiscal 2014 also include the following former executive officers:

  •
  Derek A. Bertocci, our former Senior Vice President and CFO (who resigned from our Company effective September 2, 2013);

  •
  Robert Ragusa, our former Executive Vice President, Engineering and Global Operations (who resigned from our Company effective December 2, 2013); and

  •
  Darren J. Milliken, our former Senior Vice President, General Counsel and Corporate Secretary (who resigned from our Company effective February 2, 2014).

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2014. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors arrived at the specific compensation decisions for our NEOs in fiscal 2014, and discusses the key factors that the Compensation Committee considered in determining their compensation.

Fiscal 2014 Executive Summary

        Our NEO's compensation for fiscal 2014 reflects our compensation philosophy of maintaining an executive compensation program that emphasizes pay for performance, drives business growth and links stockholder value and executive performance. Compensation ultimately received by our NEOs in fiscal 2014 reflects the fact that the Company met, and in some cases, exceeded its financial and strategic performance objectives in fiscal 2014 and generally improved its performance as compared to fiscal 2013. As a result of the Company's financial and strategic performance, in fiscal 2014, above-target annual cash incentives were earned by our NEOs in accordance with the terms of our Performance Bonus Plan (described below). Conversely, as a result of the Company's stock price performance, portions of variable performance-based restricted stock units ("MSUs") which were granted in fiscal 2013 were cancelled as a result of performance being below threshold for the initial performance period for such awards. In addition, a significant portion of our NEOs' total compensation in fiscal 2014 was comprised of equity-based compensation, consisting of MSUs and time based restricted stock units ("RSUs"), in order to align compensation with long-term interests of the Company's stockholders by focusing our NEOs on stock price performance and total stockholder return ("TSR").

 Fiscal 2014 Business Results

        In fiscal 2014, we achieved several significant financial and strategic results as follows:

  •
  Reduced operating expenses to $151.9 million (excluding bonus expenses) at 98.9% of our bonus plan target;

  •
  Generated new orders to backlog (comprising new purchase agreements as well as the addition of existing customer contracts to backlog upon the contracts' satisfaction of our backlog criteria) at 101.2% of our bonus plan target for CyberKnife Systems and TomoTherapy Systems in the aggregate;

  •
  Achieved gross profit of $155.5 million, at 110.4% of our bonus plan target; and

  •
  Timely completed the implementation of a CRM platform across our entire Company.

        The foregoing metrics are the metrics under the Executive Performance Bonus Plan and are further discussed under the heading "Fiscal 2014 Cash Incentive Award Opportunities and Payouts" below.

Significant Executive Compensation Actions

        For fiscal 2014, the Compensation Committee determined that growth in new net orders to backlog, reducing operating expenses and improved gross margins represented the objectives most important to creating long-term stockholder value. At the same time, for fiscal 2014 the Compensation Committee sought to continue to properly incentivize our management team because the Compensation Committee believed that the right management team was critical to the successful execution of our long-term business objectives. Accordingly, the Compensation Committee addressed the primary elements of our executives' compensation packages (base salary, annual cash incentive awards and equity awards) with these goals in mind. In addition, in light of our ongoing assessments of industry best practices and a desire to more closely align executive officer compensation with Company performance, the Compensation Committee and Board of Directors took additional actions to enhance our compensation and governance practices for fiscal 2014 and intend to continue this practice going forward.

        Following is a summary of significant actions taken by the Compensation Committee with respect to the compensation of our NEOs for fiscal 2014:

  •
  Increased base salaries.  As described further below, the base salaries of certain of our NEOs were moderately increased. Certain other NEOs had larger increases to base salary either as a result of a promotion or to make them more competitive based on market data reviewed by the Compensation Committee.

  •
  Funded the bonus pool for annual cash incentive awards for executives at approximately 110.8% of the target level established at the beginning of the year.  The Compensation Committee determined that the fiscal 2014 annual cash incentive award payouts to the executives, including NEOs, collectively, would equal 110.8% of the total target award opportunity for the executives, including NEOs, as a whole. Each NEO's annual bonus was tied solely to Company performance. Accordingly, for fiscal 2014, each NEO received 110.8% of his or her target bonus award opportunity based on Company performance.

  •
  Approved equity awards to address competitive market concerns, satisfy our retention objectives, and reward individual performance during fiscal 2014.  In fiscal 2014, the Compensation Committee increased the size of our NEOs' equity awards relative to prior years, taking into consideration the fact that, consistent with our compensation philosophy, such awards further increase the NEOs' stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjecting a significant portion of their total compensation to Company performance.

  •
  Approved a new performance-based equity program for fiscal 2014.  The Compensation Committee approved the 2014 MSU Program, which is designed to further tie NEO compensation to performance over two-year and three-year periods as awards only vest based on performance at the end of performance periods ending at fiscal year-end 2015 and 2016. The program again uses the Russell 2000 index as a performance benchmark and requires that the Company's TSR meet that of the Russell 2000 in order for the target number of shares to be earned by each participating executive, including participating NEOs. The actual shares earned will be calculated on a sliding scale based on stock price performance above and below the Russell 2000 benchmark, up to a maximum of 150% of the target number of shares.

  •
  Determined no equity awards were earned in fiscal 2014 for the first performance period under the 2013 MSU Program.  For fiscal 2014, the Compensation Committee determined that the vesting requirements outlined for the first performance period under the 2013 MSU Program for awards granted in fiscal 2013 were not met, and the MSUs associated with the performance period ending with fiscal 2014 were cancelled.

  •
  Maintained the same compensation peer group we used for fiscal 2013 in fiscal 2014.  The Compensation Committee determined to make no changes to the peer group because it (a) includes a sufficiently large number of peers to maintain the quality of the data sample and mitigate the impact of any outliers, (b) reflects peer group selection criteria which is appropriately aligned to those of our growing Company, and (c) includes a group of reference peers for the purpose of providing key labor market compensation data and an understanding of the compensation practices of larger industry companies.

  •
  Strengthened Company's stock ownership requirements for our executive officers and non-employee directors by increasing mandatory ownership levels.  The Compensation Committee amended the requirements with respect to our executive officers to require that our CEO own shares equal to at least three times his base salary and that each of our other NEOs own shares equal to at least one times his or her base salary.

        We maintain good governance standards in our executive compensation practices. The following policies remained in effect in fiscal 2014:

  •
  Our executive officers' employment agreements do not include "single trigger" change-in-control acceleration for equity awards.

  •
  The Compensation Committee determined to maintain the same expanded recoupment policy (which is reflected in both our Performance Bonus Plan and 2007 Incentive Award Plan) which includes potential recoupment of performance-based or incentive compensation paid to executive officers if the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, in the event the compensation received by such executive officers is greater than would have been paid or awarded if calculated based on the restated financial results or the materially reduced backlog figures.

  •
  We do not provide perquisites or other personal benefits to our executives, including the NEOs. Our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

  •
  We have maintained separation of our Board of Directors Chairperson and Chief Executive Officer positions. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders.

  •
  We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our executive officers, including the NEOs.

  •
  We use an independent compensation consultant who reports directly to the Compensation Committee.

  •
  Our insider trading policy prohibits all of our employees, including our NEOs, and our directors from engaging any speculative transactions in Company securities, including purchasing on margin, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions. Our employees are also prohibited from pledging or using Company securities as collateral for loans.

Results of "Say-on-Pay" Advisory Vote

        The Company provided stockholders a "say-on-pay" advisory vote to approve its executive compensation in 2013 under recently adopted rules under Section 14A of the Exchange Act. At the 2013 Annual Meeting, stockholders expressed strong support for the compensation of the Company's named executive officers, with 97% of the votes cast for approval of the "say-on-pay" advisory vote. The Compensation Committee carefully evaluated the results of the 2013 advisory vote in connection with its evaluation of the Company's executive compensation programs more generally. After careful consideration, and aside from the voluntary programs and actions described above, the Compensation Committee did not make any other material changes to the Company's executive compensation program and policies as a result of the 2013 "say-on-pay" vote.

Background and Compensation Philosophy

        To achieve the Company's objectives, we need a highly talented and seasoned management team with the integrity, skills and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executives must be capable of fulfilling the Company's long-term business strategy, including expanding the growth of our products into the market.

        The overarching compensation philosophy approved by the Compensation Committee for fiscal 2014, consistent with prior years, was to maintain an executive compensation program that emphasizes pay for performance, drives business growth and links stockholder value and executive interests.

        The key objectives of the compensation philosophy include:

  •
  attract, retain, motivate and reward the top talent that is necessary, especially in the areas of sales and marketing, to grow the CyberKnife and TomoTherapy markets and drive future business success;

  •
  link short-term rewards with individual and Company (both financial and strategic) performance; and

  •
  link long-term rewards with the creation of stockholder value.

        The foregoing principles and objectives form the foundation of our executive compensation philosophy, which is reflected in the various compensation elements—base salary, annual cash incentives, annual equity awards, performance equity awards and other benefits.

Compensation Process

        The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executives, including the NEOs (other than our CEO). All of the independent members of our Board of Directors are responsible for reviewing the performance of our CEO and approving his compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board of Directors the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executives and salaried employees. For additional information on the Compensation Committee, including the scope of its authority, see "Corporate Governance and Board of Directors Matters—Compensation Committee," below.

        At the beginning of each fiscal year, the Board of Directors, after consulting with management, establishes the corporate performance objectives for the Company, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than the CEO) and makes decisions with respect to any base salary adjustment, target annual cash incentive award opportunities, and equity awards for our executives, including the NEOs (other than the CEO), for the upcoming year. The independent members of the Board of Directors, with recommendations from the Compensation Committee, review and approve the individual performance objectives for the CEO and make decisions with respect to any base salary adjustment, target annual cash incentive award opportunities and equity awards for our CEO. After the end of the fiscal year, the Compensation Committee assesses the performance of our executives, including the NEOs (other than the CEO), to determine the payouts for the annual cash incentive award opportunities for the previous year, and the independent members of our Board of Directors assess the performance of our CEO to determine his annual cash incentive award payout.

  Role of Management

        To aid in its deliberations, each fiscal year our CEO provides recommendations to the Compensation Committee regarding the individual compensation elements for each of our executives, including the NEOs (other than himself). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executives to evaluate their performance for the prior fiscal year based on the objectives previously established by the Compensation Committee. Our CEO then presents the results of these evaluations, along with his recommendations with regard to their compensation for the current fiscal year, including base salary adjustments, annual cash incentive award opportunities and payouts and equity awards, to the Compensation Committee for its consideration. In advance of making such recommendations, the CEO often consults with our Senior Vice President of Human Resources, who may discuss a range of pay for him to consider for executive officers other than our Senior Vice President of Human Resources and himself, which range is based on the Company's compensation philosophy, market data provided by the Compensation Committee's independent consultant, achievement of individual performance goals and objectives, and internal pay equity.

        Our CEO also assists the Compensation Committee in formulating the Company's performance objectives for that fiscal year and the individual performance objectives for each executive. The Compensation Committee reviews, discusses and modifies as they deem appropriate the compensation recommendations made by the CEO.

        Similarly, our CEO's performance is reviewed annually by the Compensation Committee as well as the other independent members of the Board of Directors as part of their deliberations with respect to his compensation. The Compensation Committee itself makes recommendations regarding the compensation of the CEO to the independent members of the Board of Directors, who approve all elements of the CEO's compensation.

        Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when his own compensation and performance are determined or reviewed). From time to time, our CFO, General Counsel, and Senior Vice President of Human Resources may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are discussed).

  Role of Compensation Consultant

        The Compensation Committee has retained Compensia, Inc. ("Compensia") as its independent advisor to provide advice with respect to our compensation programs. Compensia advises the Compensation Committee with respect to trends in executive compensation, peer group selection, the determination of pay programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay, and the proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Compensia also consults with the Compensation Committee to formulate and design new programs to better align management performance with the interests of the Company's stockholders, such as performance equity programs.

        Compensia did not perform any other services for the Company or the Compensation Committee in fiscal 2014. Accordingly, the Compensation Committee did not have any conflicts of interest and, after consideration of the factors set forth in the NASDAQ Listing Rules, determined that Compensia was independent within the meaning of those rules.

  Competitive Positioning

        For fiscal 2014, the Compensation Committee allocated the compensation of our executives, including our NEOs, between cash and equity based on an analysis of the data reflected in the Radford Survey for companies with $200 million to $1 billion in annual revenue, as well as an assessment of the Company's performance and compensation practices against a peer group of 14 medical device companies (the "Peer Group") with whom we compete for executive talent, who are in our industry sector or who have comparable financial and organizational characteristics (collectively, the "Relevant Market Data"). The Radford Survey is a survey of companies in the medical device, software, and other high-technology industries. The peer group of 14 medical device companies was recommended by Compensia and submitted to the Compensation Committee for its review. The final Peer Group for fiscal 2014 was approved by the Compensation Committee in March 2013.

        The factors used to establish the Peer Group include the following:

  Primary Factors:

  •
  Similar business focus (i.e., companies that develop and design highly technical devices and that have at least 30% of their business from international operations);

  •
  Total revenue of approximately $200 million to $1 billion; and

  •
  Positive revenue growth.

  Secondary Factors:

  •
  Employee population of up to approximately two times the number of employees of the Company;

  •
  Market capitalization of approximately one-half to three times that of the Company; and

  •
  Revenue per employee of one-half to two times that of the Company.

        With the exception of removing Zoll Medical from the Peer Group because the company was acquired, the fiscal 2014 Peer Group remained the same as for fiscal 2013 and is set forth below:

AngioDynamics, Inc.	ICU Medical, Inc.	NuVasive, Inc.
ArthroCare Corporation	Integra LifeSciences Holdings Corporation	Thoratec Corporation
CONMED Corporation	Masimo Corporation	Volcano Corporation
Cyberonics, Inc.	Merit Medical Systems, Inc.	Wright Medical Group, Inc.
Haemonetics Corp.	Natus Medical Incorporated

        The Compensation Committee used a similar process and similar criteria to identify the fiscal 2015 peer group. The Compensation Committee determined to keep substantially the same peer group of companies for fiscal 2015, except to remove Wright Medical Group and add Omnicell, Inc., resulting in a peer group of 14 companies.

        The table below summarizes where we fell relative to our peer group when we set compensation levels at the end of fiscal year end 2013.

Criteria	Accuray FY 2013	Target for Peer Group	2014 Peer Group Median (Data as of 6/30/13)	Approximate Accuray Percent Rank
Revenue ($MM)	$316	0.5x - 2x	$401	14th
Market Capitalization ($MM)	$425	0.5x - 3x	$1,039	9th
Employees	989	0.5x - 2x	1,633	12th
Revenue per Employee	$319,488	0.5x - 2x	$282,545	76th

        The Compensation Committee intends to annually review the composition of the peer group to ensure it is the most relevant set of companies to use for comparison purposes.

        The table below reflects percentile estimates of how the fiscal 2014 compensation of our fiscal year-end NEOs compares to the Company's fiscal 2014 Relevant Market Data.

2014 Estimated Pay Positioning vs. Market
Incumbent	Title	Salary	Target Total Cash	Actual Total Cash	Equity/ LTI Value	Target Total Direct Comp.	Actual Total Direct Comp.
Joshua H. Levine	President & CEO	55th	75th	>75th	>75th	>75th	>75th
Gregory Lichtwardt(1)	EVP, Operations & CFO	50th	60th	75th	New Hire
Kelly Londy	EVP & Chief Commercial Officer	>75th	>75th	>75th	40th	65th	75th
Alaleh Nouri(2)	SVP & General Counsel	<25th	<25th	30th	Promotion

(1)
Mr. Lichtwardt became our Executive Vice President, Operations and CFO effective September 3, 2013. New hire equity data is not directly comparable to competitive annual equity data.

(2)
Ms. Nouri was appointed as our Interim General Counsel effective February 3, 2014 and was promoted to Senior Vice President and General Counsel effective August 1, 2014. Her equity data in connection with this promotion is not directly comparable to competitive annual equity data.

        In evaluating the base salaries of our executives for fiscal 2014, establishing target award opportunities for annual cash incentive awards and making equity awards, the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, including the competitive reasonableness, and to ensure that its decisions were consistent with the Company's compensation philosophy and strategy. While the Compensation Committee considered the Relevant Market Data, the Compensation Committee did not make its decisions solely based on targeting compensation to specific benchmarks against the survey and peer group data. The Compensation Committee instead took an approach consistent with its intention to (i) set performance milestones for cash incentive compensation so that target level payouts would only be made if our executives and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executives with the ability to earn above-market compensation tied to performance in order to attract and retain the quality of executives necessary to successfully manage the Company.

  Tally Sheets

        At least annually, with the help of Compensia, the compensation consultant, the Compensation Committee reviews each executive's compensation history for the past three years, including each component of compensation and how it compared to Relevant Market Data for the fiscal year. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each NEO, including base salaries, potential annual cash incentive payouts and minimum and maximum levels, long-term incentive compensation, including the number of stock options and restricted stock unit awards granted and the fair value at grant, and the annualized cost of other benefits. The tally sheets also set forth the accumulated value of benefits and compensation to each NEO, including the accumulated value of equity grants and the accumulated value of potential payouts under different separation scenarios, including under our severance and change of control arrangements. Reviewing tally sheets each year facilitates the Compensation Committee's evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each NEO. For fiscal 2014, the tally sheets served as a useful check on total annual compensation for each executive officer and relative compensation among the executive officers, but did not affect any specific decision relating to the NEOs' annual compensation.

  Pay for Performance

        We believe that there should be a strong relationship between pay and performance and our executive compensation program reflects this belief. In particular, annual cash incentive awards and equity awards represent a significant portion of our executive compensation program, as reflected in the chart below, and this variable compensation is considered "at-risk" as it is directly dependent upon the achievement of pre-established goals and/or stock price performance. Specifically:

  •
  In fiscal 2014, annual cash incentives payable under the Performance Bonus Plan were intended to link executive rewards solely to Company performance, upon achieving pre-determined goals. The bonus pool would only fund if the Company achieved pre-determined performance metrics, making these cash incentives entirely at risk. If the bonus pool funded, 100% of each executive's bonus was tied to Company performance. Accordingly, if the bonus pool did not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan. Even if the pool was funded and the metrics were achieved, the Compensation Committee could still exercise negative discretion to reduce the size of the awards.

  •
  The exercise price of stock options granted under our equity incentive plans is equal to the fair market value of the common stock on the date of grant, so the options will yield value to the executives only if the stock price appreciates.

  •
  Full-value time-based vesting awards (in the form of RSUs) without performance criteria remain a component of the executive's equity awards. The Compensation Committee believes that this element offers a strong retention component to our overall compensation program.

  •
  In fiscal 2013, the Compensation Committee approved our 2013 MSU Program with two performance periods ending on the last day of fiscal 2014 and the last day of fiscal 2015, respectively. The 2013 MSU Program uses the Russell 2000 index as a performance benchmark and requires that the Company's total stockholder return exceed that of the Russell 2000 in order for any shares to be earned by each participating executive, including participating NEOs, on a sliding scale based on how much the Russell 2000 benchmark is exceeded, up to a maximum of 150% of the target number of shares. For the first performance period which ended on the last day of fiscal 2014, the Compensation Committee determined that the vesting requirements were not met and the MSUs associated with such performance period were cancelled. The second measurement period for the MSU Program ends on the last day of fiscal 2015 and, to date, no shares have vested pursuant to MSU awards under the 2013 MSU Program.

  •
  In fiscal 2014, the Compensation Committee approved our 2014 MSU Program with two performance periods ending on the last day of fiscal 2015 and the last day of fiscal 2016, respectively, further linking the compensation of participants in this program to the creation of long-term stockholder value based upon achievement of relative TSR. The 2014 MSU Program again uses the Russell 2000 index as a performance benchmark and requires that the Company's TSR meet that of the Russell 2000 in order for the target number of shares to be earned by each participating executive, including participating NEOs. The actual shares earned will be calculated on a sliding scale based on stock price performance above and below the Russell 2000 benchmark, up to a maximum of 150% of the target number of shares. We are still within the measurement periods for the 2014 MSU Program and, to date, no shares have vested pursuant to MSU awards under the 2014 MSU Program.

  CEO Target Pay Mix

        The following chart illustrates the allocation of fiscal 2014 target total direct compensation between base salary, cash incentives and equity compensation elements for our CEO. All elements, except base salary, are considered "at-risk."

CEO 2014 Target Pay Mix

  Relationship between Company Performance and Compensation

        Based on our performance in fiscal 2014, a significant portion of the "at-risk" compensation was earned because the bonus pool was funded and each NEO received his or her entire funded bonus award opportunity.

 FY 2014 CEO Target and Realized Compensation ($ in thousands)

Target compensation reflects salary, annual cash incentive plan compensation and equity awards but excludes other compensation as reported in the Summary Compensation Table. Realized compensation reflects only the value of time-based RSUs vesting in 2014 and actual cash incentive bonus paid, as no MSUs were earned in 2014 and no options were exercised.

Compensation Elements

        During fiscal 2014, the compensation of our executives, including the NEOs, consisted of the following elements:

  •
  base salary;

  •
  an annual cash incentive award opportunity;

  •
  equity awards; and

  •
  other benefits.

  Base Salary

        We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executives, including the NEOs. We use base salary to fairly and competitively compensate our executives for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.

        The Compensation Committee makes adjustments to base salary when it believes there is a deviation from market based on a review of the Relevant Market Data, when an individual is promoted or assumes an increase in responsibility, or when the Compensation Committee determines that an individual's performance warrants an increase. The Compensation Committee reviews the base salary levels of our executives each year to determine whether an adjustment is warranted.

        For fiscal 2014, the Compensation Committee increased the base salaries of most of the NEOs from their fiscal 2013 levels. Mr. Levine's base salary was moderately increased by 3.0%. Ms. Londy's salary was not initially increased at the beginning of fiscal 2014 but was subsequently increased by 14.0% in February 2014 in recognition of her increased responsibilities. Mr. Lichtwardt was hired during fiscal 2014 and his base salary was set at the time of hire and has not increased. Ms. Nouri was promoted to Interim General Counsel in February 2014 and her base salary was increased by 10% in connection with her promotion. With respect to our former NEOs, the base salaries of Mr. Bertocci and Mr. Ragusa were not increased. Mr. Milliken's base salary was increased by approximately 10.6% in order to better align his base salary with the Relevant Market Data and his performance. The base salaries paid to the NEOs during fiscal 2014 are reported in the Summary Compensation Table under "Executive Compensation" below.

        For fiscal 2015, the Compensation Committee recommended to the independent members of the Board of Directors, and such independent directors determined, to increase the base salary for Mr. Levine by 3.1% from the level set for fiscal 2014. With respect to the other NEOs, for fiscal 2015 the Compensation Committee approved an increase to Mr. Lichtwardt's base salary of approximately 13.0% in recognition of his increased responsibilities. The base salaries for Ms. Londy and Ms. Nouri remained at the same level as for fiscal 2015 because each of their fiscal 2014 salaries were increased mid-year in connection with their increased responsibilities.

        The table below reflects the base salaries of our currently employed NEOs for fiscal 2014 and as set by the Compensation Committee for fiscal 2015, effective October 1, 2014:

Named Executive Officer	Fiscal 2014 Salary(1)		Fiscal 2015 Salary(1)
Joshua H. Levine	$645,000		$665,000
Gregory Lichtwardt	$355,000		$400,000
Kelly Londy	$400,000	(2)	$400,000
Alaleh Nouri	$275,000	(3)	$275,000

(1)
The salaries reflected for both fiscal 2014 and fiscal 2015 became effective on October 1 of each such year, respectively.

(2)
The base salary amount listed above reflects the increased fiscal 2014 base salary effective February 8, 2014 for Ms. Londy in recognition of her increased responsibilities.

(3)
The base salary amount listed above reflects the increased fiscal 2014 base salary effective February 3, 2014 for Ms. Nouri in connection with her promotion to Interim General Counsel.

  Annual Cash Incentives

        Annual cash incentive awards under our Performance Bonus Plan serve to reinforce our performance-based culture. On average, the Compensation Committee believes in providing our executives, including the NEOs, with a total target cash compensation opportunity above the market median when tied to the achievement of challenging pre-established corporate performance objectives. As with base salary, each executive's annual cash incentive target opportunity is set with reference to each executive's performance over the previous fiscal year as evaluated by our CEO, his or her experience and responsibilities, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, and the Relevant Market Data.

        During the first quarter of each fiscal year, the Compensation Committee reviews and approves the corporate performance objectives for the current fiscal year's annual cash incentive awards and reviews and approves the target award opportunity for each executive, including the NEOs, but excluding the CEO, whose target award opportunity is reviewed and approved by the independent members of the Board of Directors. The table below sets forth the target bonus opportunity as a percentage of salary and in absolute dollars. Except for Ms. Londy, whose target opportunity was increased from 65% to 70% in February 2014 in recognition of her increased responsibilities, the target percentages were unchanged from the prior fiscal year for each executive who was employed by the Company in the prior fiscal year. The Compensation Committee recognizes that the performance of certain of the NEOs has a greater potential to directly impact the successful implementation of our overall strategy and achievement of our financial and strategic performance and, since the Performance Bonus Plan includes only corporate performance of objectives, the Compensation Committee believes it is appropriate that the target award opportunities of those executives be higher than the opportunity for others.

Fiscal 2014 Performance Bonus Plan Target Award Opportunities

	Target
Named Executive Officer	(%)	($)
Joshua H. Levine	120%	774,000
Gregory Lichtwardt	65%	230,750
Kelly Londy(1)	70%	280,000
Alaleh Nouri(2)	35%	89,081
Derek A. Bertocci(3)	65%	216,190
Darren J. Milliken(4)	50%	157,500
Robert Ragusa(5)	65%	227,500

(1)
The target award opportunity listed above reflects the increased target award percentage effective February 8, 2014 for Ms. Londy in recognition of her increased responsibilities.

(2)
Ms. Nouri's target award opportunity for fiscal 2014 remained unchanged in connection with her promotion to Interim General Counsel.

(3)
Mr. Bertocci resigned from the Company effective September 2, 2013 and received a pro rata portion of his target bonus award in connection with his resignation. For additional information, see "Potential Payments and Benefits Upon Termination or Change in Control" below.

(4)
Mr. Milliken resigned from the Company effective February 2, 2014 and was not eligible to receive a bonus payment.

(5)
Mr. Ragusa resigned from the Company effective December 2, 2013 and was not eligible to receive a bonus payment.

  Fiscal 2014 Cash Incentive Award Opportunities and Payouts

        Our executives, including the NEOs, are eligible to participate in the Performance Bonus Plan, which was adopted by the Compensation Committee and approved by the Company's stockholders at our 2009 Annual Meeting. The Performance Bonus Plan has been structured and is operated with the intent that the compensation paid under the Performance Bonus Plan will qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Performance Bonus Plan will be fully deductible under all circumstances. For fiscal 2014, our annual cash incentive awards were designed to reward our executives, including the NEOs, based solely on the Company's performance. In establishing the fiscal 2014 cash incentive award program, the Compensation Committee determined that the award opportunities for all of our executives, including the NEOs, should be directly linked to achieving corporate performance objectives.

        The bonus pool under the Performance Bonus Plan only funds if the corporate performance objectives established by the Compensation Committee are achieved at threshold levels established by the Compensation Committee. For each NEO, 100% of the target award payment is based on our Company's performance, but is contingent on the bonus pool funding and is therefore entirely at risk. Accordingly, if the bonus pool does not fund, no executive would be entitled to any cash incentive under the Performance Bonus Plan, regardless of such executive's individual performance.

        To the extent the bonus pool funds, the Performance Bonus Plan entitles each executive to 100% of the funded percentage of his or her target award payment due to Company performance, provided that the Compensation Committee may exercise negative discretion to reduce the overall funding percentage and/or to reduce any individual award.

        For fiscal 2014, the Compensation Committee established three specific corporate financial performance measures, namely operating expenses, gross profit and net dollars into backlog, and one corporate strategic objective, namely implementation of a CRM platform across the entire Company. The performance measures and strategic objective were applicable in the same manner to all of our executives, including the NEOs. The Compensation Committee set target amounts and minimum funding thresholds with respect to each financial performance measure, requiring that the Company achieve the minimum threshold set for each measure, in order for any funding to occur relative to that measure. The Compensation Committee further required that the strategic objective must be fully completed in order to fund 100% at target and there would no partial funding below or incremental funding above the target. In addition, the Compensation Committee determined that there would be no funding on the strategic objective unless at least one of the financial performance measures had met its threshold to fund. The performance measures and strategic objective and their relative weightings, target amounts and minimum funding thresholds for fiscal 2014, as well as the actual performance measures attained and their respective weights, were as follows:

Performance Measure	Weighting	Target	Minimum Threshold	Actual	% Plan Attained	Weighted % Plan Attained
Operating Expenses	20%	$150.3 million	$157.8 million	$151.9 million	98.9	42.5
Gross Profit	20%	$140.8 million	$112.6 million	$155.5 million	110.4	30.4
Net Dollars into Backlog	40%	$208.8 million	$167.0 million	$211.4 million	101.2	17.9
Implementation of CRM platform across the entire Company	20%	N/A	N/A	Completed	100.0	20.0

        Each financial measure was calculated based on a non-GAAP basis and the Compensation Committee could, in its discretion, approve exclusions in the nature of one-time occurrences, extraordinary items or events outside management's control. To be reported in our backlog, an order must meet the Company's fiscal 2014 backlog criteria as disclosed in our Annual Report on Form 10-K. The Compensation Committee assessed corporate performance with respect to each of the three financial performance measures and the strategic objective and determined that threshold performance had been achieved for each measure, as well as the strategic objective. The funding with respect to each financial performance measure was based on a funding slope in a straight line from 50% at the minimum threshold level, to 100%, at the target amount. In the event any of the performance measures had been achieved at greater than the target level, the funding would also be based on a straight line from 100% at target to the maximum funding opportunity at 150% funding for the operating expenses metric and 200% funding for the gross profit and net dollars into backlog metrics. The strategic objective was funded at 100% upon the Compensation Committee's determination that it had been met.

        Based on our actual corporate performance results, the funding methodology resulted in funding of the bonus plan pool at 110.8% of the target level. As noted above, for each of our executives,

including the NEOs, 100% of their annual cash incentive awards were dependent on achieving the corporate performance measures and strategic objective described above. The annual cash incentive award targets and payouts made to the NEOs in fiscal 2015 for fiscal 2014 performance were as follows:

Fiscal 2014 Performance Bonus Plan Payouts

	Target
			Fiscal 2014 Total Actual Payout ($)(1)
Named Executive Officer	(%)	($)
Joshua H. Levine	120%	774,000	857,592
Gregory Lichtwardt	65%	230,750	255,671
Kelly Londy	70%	280,000	310,240
Alaleh Nouri	35%	89,451	99,112

(1)
The fiscal 2014 Total Actual Payout is derived by multiplying the approximate 110.8% funding level by the at-target annual cash incentive award opportunity for each NEO.

        The annual incentive award payouts for fiscal 2014 performance made to the NEOs are reported in the Summary Compensation Table under "Executive Compensation" below. Additional information about these awards is reported in the Grants of Plan-Based Awards Table under "Executive Compensation" below.

  Fiscal 2015 Cash Incentive Awards—Performance Bonus Plan

        For fiscal 2015, the Compensation Committee changed the performance metrics used in the Performance Bonus Plan and adjusted their weightings as follows:

Fiscal 2015 Performance Bonus Plan Metrics

Gross Dollars into Backlog	40%
Total Revenue	30%
Adjusted EBITDA	30%

        Each financial measure other than adjusted EBITDA will be calculated on a GAAP basis, consistent with the GAAP financial measures reported in our quarterly earnings releases. The calculation of adjusted EBITDA, a non-GAAP financial measure, will exclude any bonus accrual amounts. All three metrics will be measured on a constant foreign currency basis using the exchange rate assumed in the Company's fiscal 2015 operating plan. No strategic objective was included in the 2015 Performance Bonus Plan. The Compensation Committee may, in its discretion, approve additional exclusions in the nature of one-time occurrences, extraordinary items or events outside management's control. To be reported in our backlog, an order must meet the Company's fiscal year 2015 backlog criteria.

        For fiscal 2015, the target bonuses for Ms. Londy and Mr. Levine, as a percentage of base salary, did not change from their prior year's percentages. Mr. Lichtwardt's target bonus percentage was increased from 65% to 70% in recognition of his increased responsibilities and Ms. Nouri's target bonus percentage was increased from 35% to 50% in connection with her promotion to Senior Vice President and General Counsel in August 2014. For fiscal 2015, 100% of each NEO's annual cash incentive awards will again be dependent on achieving the Company's financial measures. The Compensation Committee felt it continued to be appropriate to tie 100% of the executives' target bonus payments to Company performance and not individual objectives, thus further aligning the interests of our executives to those of our stockholders.

  Equity Compensation

        We believe that equity awards provide a strong alignment between the interests of our executives, including the NEOs, and our stockholders. Accordingly, the Compensation Committee seeks to provide motivation to our executives through the use of equity awards consistent with the reasonable management of the Company's overall equity compensation expense and stockholder dilution. The Compensation Committee grants equity awards to our executives, including the NEOs, in the first quarter of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and as a retention tool. Historically our executive equity awards consisted entirely of stock options and RSU awards, but in fiscal 2012, our executives were granted performance-based RSUs ("PSUs") in addition to stock options and RSUs. In fiscal 2013 and fiscal 2014, our executives were granted MSUs in addition to time-based RSUs. The size of an executive's equity award is determined by the Compensation Committee after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, with respect to the CEO, as evaluated by our Board of Directors), an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity holdings, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, the Relevant Market Data, internal equity, role hierarchy and such other factors as the Compensation Committee determines relevant.

  Fiscal 2014 Equity Awards

        For fiscal 2014, the CEO proposed equity grant awards to the Compensation Committee for each of the executive officers, other than himself. The Compensation Committee reviewed the CEO's recommendations, and after assessing each executive's individual performance and outstanding equity holdings, internal equity, role hierarchy and retention needs, determined the awards it wished to approve for each executive, other than the CEO, as further described below. For Mr. Levine, our CEO, the independent members of our Board of Directors awarded a mix of equity awards for fiscal 2014 such that approximately 50% were in the form of RSUs and 50% were in the form of MSUs.

        The Compensation Committee believes that tying a portion of the executives' equity incentive compensation to performance criteria better aligns the executives' goals and incentives with both the Company's strategic plans and with the interests of the Company's stockholders. In fiscal 2014, the Compensation Committee approved our 2014 MSU Program for our executives, including the NEOs, with two performance periods, each beginning on the first day of fiscal 2014 and ending on the last day of fiscal 2015 and the last day of fiscal 2016, respectively, further linking the compensation of participants in this program to the creation of long-term stockholder value. For each award granted, 50% of the shares subject to the award will vest at the end of each performance period, subject to upward or downward adjustment based on our performance as further described below.

        The 2014 MSU Program uses the Russell 2000 index as a performance benchmark and requires that the Company's TSR meet that of the Russell 2000 for each performance period in order for the target number of shares for such performance period to be earned by each participating executive, including participating NEOs. The actual shares earned will be calculated on a sliding scale based on stock price performance above and below the Russell 2000 benchmark, up to a maximum of 150% of the target number of shares. For purposes of the 2014 MSU Program, TSR is measured as the average closing price for the last fiscal quarter of the performance period (adjusted for dividends, if any) minus the average closing price for the fiscal quarter preceding the performance period divided by the average closing price for the fiscal quarter preceding the performance period.

        If the Company's TSR for the relevant measurement period is below that of the Russell 2000, for each percentage point that the Company has underperformed relative to the Russell 2000, the actual shares earned will be reduced below the target amount on a 3-for-1 basis. By way of example only, if the Company's TSR is 5 percentage points below the Russell 2000's TSR for the performance period, the shares earned for that period will be 85% of the target amount (100% - (5% × 3)). If the Company's TSR for the relevant measurement period exceeds that of the Russell 2000, for each percentage point that the Company has overperformed relative to the Russell 2000, the actual shares earned will be increased above the target amount on a 2-for-1 basis, up to a maximum of 150% of target. By way of example only, if the Company's TSR is 10 percentage points above the Russell 2000's TSR for the performance period, the shares earned for that period will be 120% of the target amount (100% + (10% × 2)).

        We are still within the measurement periods for the 2014 MSU Program and, to date, no shares have vested pursuant to MSU awards under the 2014 MSU Program. With respect to the 2013 MSU Program, for the first performance period ending in fiscal 2014, the Compensation Committee determined that the vesting requirements were not met and the MSUs associated with such performance period were cancelled. The second measurement period for the 2013 MSU Program ends on the last day of fiscal 2015 and, to date, no shares have vested pursuant to MSU awards under the 2013 MSU Program.

        The equity awards made to the NEOs in fiscal 2014 are reported in the Summary Compensation Table under "Executive Compensation" below. Additional information about these awards, including the number of shares subject to each award and the award's grant date fair value and applicable vesting schedules, is reported in the Grants of Plan-Based Awards Table under "Executive Compensation" below.

  Fiscal 2015 Equity Awards

        Equity awards for fiscal 2015 consist of a mix RSUs and MSUs under a new MSU program (the "2015 MSU Program"). The Compensation Committee decided not to award stock options for fiscal 2015, but may choose to award them in the future. The amount of equity, if any, awarded by the Compensation Committee to executive officers varies based upon an executive's individual performance, an evaluation of his or her total compensation package, an evaluation of his or her accumulated equity holdings, the critical nature of the executive's position relative to the Company's success, the Company's retention needs, the Relevant Market Data, internal equity, role hierarchy and such other factors as the Compensation Committee determines relevant. For Mr. Levine, our CEO, the independent members of our Board of Directors decided to award of mix of equity vehicles for fiscal 2015 such that approximately 50% were in the form of RSUs and 50% were in the form of MSUs.

        The Compensation Committee approved the 2015 MSU Program, which, similar to the 2014 MSU Program, is also designed to tie NEO compensation to performance over a two-year and three-year period as awards only vest based on the Company's performance at the end of performance periods ending on the last day of fiscal 2016 and the last day of fiscal 2017. The 2015 MSU Program is otherwise consistent with the 2014 program in all material respects.

Employment, Change in Control and Severance Arrangements

        We have entered into employment agreements with each of our executives, including the NEOs, to document the material terms and conditions of the executives' employment, including his or her annual base salary, target annual cash incentive award opportunity and equity awards. The agreements specify the payments and benefits that each executive will receive upon a potential termination of his or her employment under certain circumstances. In addition, these agreements protect the Company's interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to the Company, including disclosing the Company's confidential information, soliciting the Company's employees, and engaging in certain competitive business activities.

        These arrangements were entered into for the following reasons:

  •
  Assist us in retaining talented executives in a competitive market;

  •
  Permit our executives to focus on the business of the Company;

  •
  Eliminate any potential personal bias of an executive against a transaction that is in the best interest of the Company and its stockholders;

  •
  Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executives at the time of termination; and

  •
  Provide the Company with the flexibility needed to react to a continually changing business environment.

        The Compensation Committee believes that these agreements serve several other important objectives. First, they provide a desired level of transparency, both within and outside the Company. Internal transparency benefits the Company by eliminating the need to negotiate severance benefits on a case-by-case basis at the time of termination. They also assure our executives that their severance benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for the Company to administer and requires less administrative time and expense than negotiating severance benefits at the time of termination.

        Generally, our executive officers, including the NEOs, are eligible for severance payments and benefits in the event of the termination of their employment by the Company without "cause" or by the executive for "good reason". We believe that the agreements contain severance provisions that are generally comparable to the benefits of similarly situated executives in a peer group established by the Compensation Committee, in each case, provided that the executive executes a general release of claims.

        Each NEO's employment agreement provides that the NEO's employment is "at will" and describes the payments and benefits that each such NEO will receive upon a termination of his or her employment under certain circumstances or in the event of a termination upon a change in control of the Company. For additional information, see "Potential Payments and Benefits Upon Termination or Change in Control" below.

Post-Employment Compensation—Retirement Plans

        Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executive officers, including the NEOs.

        We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Code limits. Pre-tax contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participants' directions. The Company matches 50% of participant contributions to the plan, up to a maximum contribution of six percent of base salary per participant per year. Company matching contributions to the 401(k) employee savings plan vest over a period of four years, with the vesting percentage increasing by 25 percentage points on each of the first four anniversaries of an employee's service, such that on the fourth anniversary of an employee's service, the employee is fully vested in the Company matching contribution. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.

        We view this plan as serving two important objectives. First, it encourages our executives, including the NEOs, and other employees to commit to long-term service with the Company. Second, it enables them to save a portion of their annual compensation for their eventual retirement.

        Since the amounts set aside for retirement under the plan are largely drawn from participants' annual compensation and the Company matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executives, including the NEOs.

Health, Welfare, and Other Employee Benefits (including Perquisites)

        We provide health and welfare benefits to our executives, including the NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life, and disability insurance.

        In circumstances where the Company is recruiting a candidate who would have to move to accept our job offer, the Company may agree to reimburse certain of such employee's relocation expenses.

        We do not provide perquisites or other personal benefits to our executives, including the NEOs.

Other Compensation Policies

  Stock Ownership Requirements

        Our Board of Directors has adopted Corporate Governance Guidelines to help ensure that the Company is managed in the best long-term interests of the Company's stockholders, to promote effective functioning of the Board of Directors and its committees and to provide a flexible framework within which the Board of Directors may conduct its oversight of the Company's business. The Corporate Governance Guidelines require that certain executive officers and non-employee director own shares of the Company's stock. In 2014, the stock ownership guidelines were amended as follows:

  •
  Non-Employee Directors:  the number of shares having a value equal to at least three times the non-employee director's regular annual board cash retainer (excluding committee retainer);

  •
  Chief Executive Officer:  the greater of (a) the number of shares having a value equal to three times annual base salary and (b) 175,000 shares;

  •
  Chief Financial Officer, Chief Commercial Officer and any other Executive Vice President:  the greater of (a) the number of shares having a value equal to one times annual base salary and (b) 40,000 shares; and

  •
  General Counsel:  the greater of (a) the number of shares having a value equal to one times annual base salary and (b) 17,500 shares.

        Executive officers and non-employee directors have five years from the later of July 1, 2010 or the date of his or her initial election or appointment to such position to attain the foregoing ownership levels. The Company expects each executive officer and non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved. All of the NEOs who have been employed in their current positions by the Company for more than one year and all non-employee directors are in compliance or are on track to be in compliance within the appropriate timeframe with the stock ownership requirements.

  Recoupment ("Clawback") Policy

        To further align our executive compensation program with the interests of the Company's stockholders, the Company's Performance Bonus Plan and 2007 Incentive Award Plan include a recoupment policy, which provides that, in the event the Company is required to restate its financial results or materially reduce publicly disclosed backlog figures, our Board of Directors will review the conduct of executive officers in relation to the restatement. If it determines that an executive officer has engaged in misconduct, or otherwise violated the Company's Code of Conduct and Ethics, and that such misconduct or violation contributed to the restatement or to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board of Directors may, in its discretion, take appropriate action to remedy the misconduct or violation, including, without limitation, seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results or materially reduced backlog figures, to the extent not prohibited by governing law. Our clawback policy will be updated and revised consistent with any changes in applicable laws.

  Equity Award Grant Practices

        Historically, the Compensation Committee has granted stock options, RSU and/or performance-based equity awards (PSUs or MSUs) to our employees, including our executives, when they first join the Company. Typically, new hire stock options, RSUs and performance-based equity awards are granted at the first meeting of the Compensation Committee in the month following an employee's first day of employment.

        Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options, RSUs and performance-based equity awards to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.

        We grant stock options with an exercise price that is equal to the fair market value of the shares of the Company's common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of the Company's common stock. The exercise price for our stock options is based on the closing price per share of the Company's common stock as reported on the NASDAQ Global Select Market on the date of grant.

  Insider Trading and Anti-Hedging Policy

        We also have an insider trading policy that prohibits trading in shares of the Company's common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by the Company on the date of vest to cover and pay the withholding tax requirements in accordance with Company policy. In addition, our insider trading policy prohibits all of our employees, including our NEOs, and our directors from engaging any speculative transactions in Company securities, including purchasing on margin, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions. Our employees are also prohibited from pledging or using Company securities as collateral for loans.

Regulatory Considerations

  Section 162(m)—Deductibility of Remuneration in Excess of $1 Million

        Section 162(m) of the Code limits the amount that the Company may deduct as compensation expense for federal income tax purposes with respect to the remuneration paid to our CEO and each of the three other most highly compensated executive officers of the Company (other than our CFO)

to $1 million per person per year. There are certain exemptions to this deduction limit, including an exemption for remuneration that qualifies as "performance-based compensation" (that is, certain compensation that is payable solely upon achieving objective performance criteria).

        We intend to operate our executive compensation program to maximize the deductibility of the remuneration paid to the NEOs to the extent that the Compensation Committee believes that doing so is in the best interests of the Company. Consequently, in determining which compensation elements are to be paid to our executives, and how they are weighted, the Committee intends to take into account whether a particular form of compensation will be deductible under Section 162(m). In addition, the Company's 2007 Incentive Award Plan has been designed to permit the Committee to grant stock options and other awards which will qualify as "performance-based compensation" under Section 162(m), and the Company's Performance Bonus Plan has also been designed to permit the annual incentive compensation grants made to executives to qualify as "performance-based compensation" under Section 162(m). The rules and regulations promulgated under Section 162(m) are complicated, however, and subject to change from time to time, sometimes with retroactive effective. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be fully deductible under all circumstances.

        While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Committee may, in its judgment, authorize and pay compensation that does not satisfy the requirements of this or any of the other exemptions to the $1 million deduction limit when it believes that such compensation is necessary and appropriate to attract and retain key executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation for each of fiscal years 2014, 2013, and 2012 earned by the following persons, who we refer to as our named executive officers or NEOs:

  •
  our current principal executive officer;

  •
  our current principal financial officer;

  •
  our former principal financial officer who served in that capacity during a portion of fiscal year 2014;

  •
  our two other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2014; and

  •
  two additional former executive officers each of whom would have been a named executive officer if he had been serving as an executive officer at the end of fiscal year 2014.

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Joshua H. Levine,	2014	637,519		—		3,270,250	—	857,592	18,401	4,783,762
President and Chief Executive Officer	2013	473,485	(5)	—		2,129,500	667,260	—	8,040	3,278,285
	2012	—		—		—	—	—	—	—
Gregory Lichtwardt,	2014	292,989	(6)	—		1,794,375	—	255,671	631	2,343,666
Executive Vice President,	2013	—		—		—	—	—	—	—
Operations and Chief Financial Officer	2012	—		—		—	—	—	—	—
Kelly Londy,	2014	368,077		—		342,000	—	310,240	7,077	1,027,394
Executive Vice President,	2013	331,450		—		686,052	75,432	—	12,963	1,105,897
Chief Commercial Officer	2012	226,667	(7)	—		110,275	203,460	142,688	48,775	731,865
Alaleh Nouri,(8)	2014	255,574		75,000	(9)	331,193	—	99,112	8,893	769,772
Senior Vice President,	2013	—		—		—	—	—	—	—
General Counsel and Corporate Secretary	2012	—		—		—	—	—	—	—
Derek A. Bertocci,(10)	2014	84,536		—		—	—	—	225,268	309,804
Former Senior Vice President,	2013	330,180		—		336,462	102,054	—	11,986	780,682
Chief Financial Officer	2012	320,190		—		50,125	91,404	143,990	12,166	617,875
Darren J. Milliken,(11)	2014	177,840		—		460,200	—	—	4,125	642,165
Former Senior Vice President,	2013	278,434		—		238,714	72,473	—	5,297	594,918
General Counsel and Corporate Secretary	2012	256,845		—		27,068	52,812	88,849	4,621	430,195
Robert Ragusa,(12)	2014	147,292		—		342,000	—	—	5,299	494,591
Former Executive Vice President,	2013	303,981		—		784,867	55,464	—	12,249	1,156,561
Engineering & Global Operations	2012	—		—		—	—	—	—	—

(1)
Amounts shown reflect salary amounts paid to each NEO during each respective fiscal year. Amounts shown in the salary column for 2014 are comprised of the salary rate paid through September 30, 2013 and the increased rate approved by the Board of Directors beginning October 1, 2013.

(2)
The amounts shown represent the aggregate grant date fair value of stock awards and stock options as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect to the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock awards and stock options are set forth under Note 2 and Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

(3)
Amounts reflect annual cash incentive awards earned under our Performance Bonus Plan for each fiscal year. Amounts earned in any fiscal year are actually paid in the following fiscal year. No annual incentive award payments were earned for fiscal 2013.

(4)
All Other Compensation consists of the following:

Name	Year	Company matching contribution to 401(k) Plan ($)	Life insurance premiums paid by the Company ($)	Personal Travel Expenses ($)	Payments made upon Termination ($)
Joshua Levine	2014	11,113	888	6,400	—
Gregory Lichtwardt	2014	—	631	—	—
Kelly Londy	2014	6,456	622	—	—
Alaleh Nouri	2014	8,448	445	—	—
Derek A. Bertocci	2014	3,144	148	—	221,976
Darren Milliken	2014	3,788	337	—	—
Robert Ragusa	2014	5,037	262	—	—
(5)
Mr. Levine's salary amount for fiscal 2013 reflects his employment having commenced on October 12, 2012.

(6)
Mr. Lichtwardt's salary amount for fiscal 2014 reflects his employment having commenced on September 3, 2013.

(7)
Ms. Londy's salary amount for fiscal 2012 reflects her employment having commenced on October 1, 2011.

(8)
Ms. Nouri was not a named executive officer of the Company in fiscal 2012 or fiscal 2013.

(9)
In connection with her promotion to Interim General Counsel in February 2014, Ms. Nouri received a retention bonus of $75,000. $37,500 of the bonus amount was paid on July 1, 2014 and the remainder was paid in August 2014.

(10)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(11)
Mr. Milliken resigned from the Company effective February 2, 2014.

(12)
Mr. Ragusa resigned from the Company effective December 2, 2013. Mr. Ragusa was not a named executive officer of the Company in fiscal 2012.

Grants of Plan-Based Awards for Fiscal 2014

        The following table sets forth information regarding awards granted under our annual cash incentive plan and equity awards made under our 2007 Incentive Award Plan to each of our NEOs during the fiscal year ended June 30, 2014. The per-share exercise price of each stock option grant was not less than the fair market value of our Company's common stock on the date of grant (which was the closing price of a share of our common stock on the NASDAQ Global Select Market on the date of grant).

									All Other Stock Awards: Number of Shares of Stock or Units (#)(6)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)					Grant Date Fair Value of Stock and Option Awards ($)(7)
		Date of Board Action to Grant the Award
Name	Grant Date		Threshold($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold(#)	Target (#)	Maximum (#)
Joshua Levine	10/31/13	8/29/13	—	—	—	—	—	—	150,000		1,013,250
	3/31/14	3/20/14	—	—	—	—	—	—	50,000	(8)	480,000
	10/31/13	8/29/13	—	—	—	—	75,000	112,500	—		572,250
	10/31/13	8/29/13	—	—	—	—	75,000	112,500	—		567,750
	3/31/14	3/20/14	—	—	—	—	25,000	37,500	—		324,750
	3/31/14	3/20/14	—	—	—	—	25,000	37,500	—		312,250
			309,600	774,000	1,315,800
Gregory Lichtwardt	10/31/13	9/19/13	—	—	—	—	—	—	125,000		844,375
	10/31/13	9/19/13	—	—	—	—	62,500	93,750	—		476,875
	10/31/13	9/19/13	—	—	—	—	62,500	93,750	—		473,125
			92,300	230,750	392,275
Kelly Londy	10/31/13	8/26/13	—	—	—	—	22,500	33,750	—		171,675
	10/31/13	8/26/13	—	—	—	—	22,500	33,750	—		170,325
			112,000	280,000	476,000
Alaleh Nouri	10/31/13	8/26/13	—	—	—	—	—	—	13,500		91,193
	3/31/14	1/31/14	—	—	—	—	—	—	25,000	(8)	240,000
			35,780	89,451	152,066
Derek A. Bertocci(9)			86,476	216,190	367,523
Darren J. Milliken(10)	10/31/13	8/26/13	—	—	—	—	—	—	40,000		270,200
	10/31/13	8/26/13	—	—	—	—	12,500	18,750	—		95,375
	10/31/13	8/26/13	—	—	—	—	12,500	18,750	—		94,625
			63,000	157,500	267,750
Robert Ragusa(11)	10/31/13	8/26/13	—	—	—	—	22,500	33,750	—		171,675
	10/31/13	8/26/13	—	—	—	—	22,500	33,750	—		170,325
			91,000	227,500	386,750

(1)
The Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns refer to the potential payouts under our annual cash incentive plan, the Performance Bonus Plan.

(2)
This column reflects the threshold award opportunity that would have been payable to the NEOs for our fiscal year ended June 30, 2014, assuming that the minimum threshold amount for each of the three Company financial performance measures under the Performance Bonus Plan is achieved and the strategic objective was not met, resulting in 40% funding of the Performance Bonus Plan pool. The potential payments are, however, performance-driven and therefore entirely at risk, such that if the Company had not met any of the minimum thresholds, the Performance Bonus Plan pool would not have funded at all, and none of the NEOs would have been entitled to any incentive award.

(3)
This column shows the annual target award opportunities that would have been payable to the NEOs for our fiscal year ended June 30, 2014, assuming that the target amount for each of the three Company financial performance measures under the Performance Bonus Plan is achieved and the strategic objective was met, resulting in 100% funding of the Performance Bonus Plan pool.

(4)
This column shows the annual maximum award opportunity that would have been payable to NEOs for our fiscal year ended June 30, 2014. This amount is calculated at 170% of the target amount.

(5)
The Estimated Future Payouts Under Equity Incentive Plan Awards columns represent the minimum, target, and maximum number of MSUs that, upon converting to shares of Company common stock, could be received by each listed officer. MSU Awards granted to the listed officers in fiscal year 2014 have a two-year performance period and a three-year performance period, each beginning on July 1, 2013, and 50% of the shares vest on the last day of each Performance Period, subject to the certification of certain Performance Criteria by the Compensation Committee. The number of shares of Company common stock to be received at vesting will range from 0% to 150% of the target amount, based on the total shareholder return ("TSR") of Company common stock measured against the TSR of the Russell 2000 Index at the end of each performance period. The TSR is based upon the percentage increase or decrease between the average closing stock price over the fiscal quarter preceding the beginning and end of the performance periods. The Company does not pay any dividends.

(6)
Unless otherwise noted, the RSU grants reflected in this column will vest in annual installments over four years starting from the vesting commencement date on October 31, 2013.

(7)
The amounts in this column represent the grant date fair value of each award, as determined in accordance with FASB ASC Topic 718.

(8)
RSU award will vest in annual installments over four years starting from the vesting commencement date of March 31, 2014.

(9)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(10)
Mr. Milliken resigned from the Company effective February 2, 2014.

(11)
Mr. Ragusa resigned from the Company effective December 2, 2013.

Outstanding Equity Awards at Fiscal 2014 Year-End

        The following table sets forth the exercisable and unexercisable stock options and other stock awards held by our NEOs as of June 30, 2014. Market value for stock awards is determined by multiplying the number of shares by the closing price of our stock on June 30, 2014, the last trading day of the fiscal year.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Joshua Levine	11/30/12	79,167	120,833	6.28	11/30/22	—		—	—		—
	11/30/12	—	—	—	—	150,000		1,320,000	—		—
	10/31/13	—	—	—	—	150,000		1,320,000	—		—
	3/31/14	—	—	—	—	50,000		440,000	—		—
	11/30/12	—	—	—	—	—		—	50,000	(5)	440,000
	2/28/13	—	—	—	—	—		—	100,000	(5)	880,000
	10/31/13	—	—	—	—	—		—	150,000	(6)	1,320,000
	3/31/14	—	—	—	—	—		—	50,000	(6)	440,000
Gregory Lichtwardt	10/31/13	—	—	—	—	125,000		1,100,000	—		—
	10/31/13	—	—	—	—	—		—	125,000	(6)	1,100,000
Kelly Londy	11/30/11	64,583	35,417	4.01	11/30/21	—		—	—		—
	10/31/12	8,500	11,900	6.96	10/31/22	—		—	—		—
	11/30/11	—	—	—	—	13,750		121,000	—		—
	10/31/12	—	—	—	—	17,475		153,780	—		—
	12/31/12	—	—	—	—	13,750	(7)	121,000	—		—
	4/30/13	—	—	—	—	45,000		396,000	—		—
	10/31/12	—	—	—	—	—		—	7,300	(5)	64,240
	10/31/13	—	—	—	—	—		—	45,000	(6)	396,000
Alaleh Nouri	1/31/11	23,063	3,937	8.56	1/31/21	—		—	—		—
	11/30/11	4,354	3,896	4.01	11/30/21	—		—	—		—
	10/31/12	5,833	8,167	6.96	10/31/22	—		—	—		—
	1/31/11	—	—	—	—	2,250		19,800	—		—
	11/30/11	—	—	—	—	1,350		11,880	—		—
	10/31/12	—	—	—	—	4,275		37,620	—		—
	1/31/13	—	—	—	—	9,000	(8)	79,200	—		—
	10/31/13	—	—	—	—	13,500		118,800	—		—
	3/31/14	—	—	—	—	25,000		220,000	—		—
Derek Bertocci(9)	—	—	—	—	—	—		—	—		—
Darren J. Milliken(10)	12/31/07	1,275	—	15.22	12/31/17	—		—	—		—
	1/31/08	11,225	—	9.52	1/31/17	—		—	—		—
	10/31/08	15,000	—	6.32	10/31/18	—		—	—		—
	5/29/09	25,000	—	6.16	5/29/19	—		—	—		—
	8/31/09	20,000	—	6.41	8/31/19	—		—	—		—
	8/31/09	7,500	—	6.41	8/31/19	—		—	—		—
	8/31/10	16,125	—	6.58	8/31/20	—		—	—		—
	9/30/11	1,625	—	4.01	9/30/21	—		—	—		—
	10/31/12	7,350	—	6.96	10/31/22	—		—	—		—
Robert Ragusa(11)	—	—	—	—	—	—		—	—		—

(1)
Unless otherwise described in the footnotes below, the shares of common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance will vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter.

(2)
Unless otherwise described in the footnotes below, restricted stock unit awards will vest over a four-year period with 25% of the shares subject to the award vesting annually on each anniversary of the vesting commencement date.

(3)
Market value of shares or units of stock that have not vested is computed by multiplying (i) $8.80, the closing price on the NASDAQ Global Select Market of our common stock on June 30, 2014, the last trading day of fiscal year 2014, by (ii) the number of shares or units of stock.

(4)
The MSUs reported are based on achieving certain target performance metrics.

(5)
Remainder of the shares subject to the MSU award will vest if the performance goals for the performance period ending June 30, 2015 are met and certified.

(6)
50% of the shares subject to the MSU award will vest if the performance goals for the performance period ending June 30, 2015 are met and certified and the remaining 50% will vest if the performance goals for the performance period ending June 30, 2016 are met and certified.

(7)
Restricted stock unit award will vest over a three-year period with 25% of the shares subject to the award vesting immediately on the date of grant and 25% of the shares subject to the award vesting annually on each anniversary of the vesting commencement date thereafter.

(8)
Restricted stock unit award will vest over a two-year period with 50% of the shares subject to the award vesting annually on each anniversary of the vesting commencement date.

(9)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(10)
Mr. Milliken resigned from the Company effective February 2, 2014 and his outstanding unexercised options expired as of August 5, 2014.

(11)
Mr. Ragusa resigned from the Company effective December 2, 2013.

Option Exercises and Stock Vested During Fiscal 2014

        The following table reports stock option exercises and the vesting of RSUs during the fiscal year ended June 30, 2014 and the value realized upon exercise or vesting:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joshua Levine	—	—	50,000	384,500
Gregory Lichtwardt	—	—	—	—
Kelly Londy	—	—	34,575	277,823
Alaleh Nouri	—	—	13,350	134,825
Derek Bertocci(3)	403,517	1,457,011	14,350	101,449
Darren J. Milliken(4)	31,667	161,655	8,788	61,595
Robert Ragusa(5)	163,209	614,234	5,213	35,870

(1)
The value realized equals the difference between the option exercise price and the closing price of our common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)
The value realized equals the closing price of our common stock on the date of vesting, multiplied by the number of shares vested.

(3)
Mr. Bertocci resigned from the Company effective September 2, 2013.

(4)
Mr. Milliken resigned from the Company effective February 2, 2014.

(5)
Mr. Ragusa resigned from the Company effective December 2, 2013.

Potential Payments and Benefits Upon Termination or Change in Control

        We have entered into employment agreements with each of our NEOs, which, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances and in connection with a resignation of employment under certain conditions following a change in control of the Company. Except as set forth below, our NEOs will forfeit any unvested stock options, RSUs and performance-based equity awards if their employment with us is terminated.

  Termination by the Company Without Cause or by the Executive for Good Reason

        The NEOs' employment agreements define "Cause" as (i) material breach of the employment agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the NEO's position, or the failure to follow the reasonable and lawful instructions of the Company; (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Company reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) the NEO's conviction of or plea of guilty or nolo contendere to any crime other than a traffic offense that is punishable by a sentence of incarceration, provided that a termination pursuant to (ii) will be effective only if such failure continues after the NEO has been given written notice thereof and fifteen (15) business days thereafter in which to cure, unless the Company reasonably determines that the reasons for termination are not capable of being cured.

        The NEOs' employment letter agreements generally define "Good Reason" as the occurrence of any one of the following events, unless the Company fully corrects the circumstances constituting Good Reason within 30 days after notice from the NEO that Good Reason exists: (i) a material reduction in the NEO's base salary and/or a material breach of the NEO's employment agreement resulting from the failure to provide the benefits required in therein; (ii) any action or inaction that constitutes a material breach by the Company of the NEO's employment agreement; (iii) a material diminution in the NEO's authority, duties or responsibilities such that they are materially inconsistent with his/her position in the Company; or (iv) relocation of the Company's headquarters to a location that materially increases the NEO's commute. In order for a resignation with Good Reason to be effective, each NEO must provide written notice of his or her resignation for Good Reason to the Company within 60 days after the date the NEO becomes aware of the initial occurrence of any of the foregoing, and the separation date must occur not later than six months after the NEO becomes aware of the initial occurrence of the event constituting Good Reason.

        In the event of a termination by the Company without Cause or by an executive for Good Reason, the amount of the severance payments and benefits to which each such executive is entitled depends on an executive's position with the Company. For each executive other than Mr. Levine, our CEO, the severance payment is equal to the sum of (i) six months of the executive's annual base salary payable in a lump sum within 30 days of the date of termination of employment, (ii) a six-month "health benefit equivalent," which is equal to the amount the executive would be required to pay to continue his or her group health coverage for the applicable period following the separation date, payable whether or not the executive elects COBRA and (iii) a prorated portion of such executive's target bonus for the fiscal year during which termination occurs payable in a lump sum within 30 days of the date of termination of employment. Under the terms of Mr. Levine's employment agreement, in the event his employment is terminated by the Company without Cause or if he resigns his employment for Good Reason, his severance payment is equal to the sum of (i) 12 months of his annual base salary, (ii) a 12-month health benefit equivalent and (iii) a prorated bonus for the fiscal year in which the separation occurs based upon the number of months he was employed during the fiscal year.

  Termination in Connection with a Change in Control of the Company

        Each of our NEOs, severance payments and benefits are generally larger in the event that the termination of employment occurs in connection with a change in control of the Company. Each of the NEOs' employment agreements defines "change in control" to include the following:

  •
  the direct or indirect acquisition of beneficial ownership of more than 50% of the total combined voting power of the Company's securities by a person or group of persons pursuant to a transaction or series of transactions (other than through an offering of the Company's common stock to the general public through a registration statement filed with the SEC);

  •
  during any consecutive two year period, the people who constitute the Board of Directors (together with any new director whose election by the Board or the Company's stockholders was approved by at least two thirds of the directors still in office who were directors at the beginning of the two year period or whose election was previously so approved) cease to constitute a majority of the Board of Directors;

  •
  the consummation by the Company of a merger or consolidation which merger or consolidation results in (i) the holders of voting securities of the Company outstanding immediately before such merger or consolidation failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the then outstanding voting securities of the corporation or entity resulting from or surviving such merger or consolidation or (ii) individuals who are directors of the Company just prior to such merger or consolidation not constituting more than 50% of the members of the Board of Directors of the surviving entity or corporation immediately after the consummation of such merger or consolidation; or

  •
  all or substantially all of the assets of the Company and its subsidiaries are, in any transaction or series of transactions, sold or otherwise disposed of (or consummation of any transaction, or series of related transactions, having similar effect), other than to an affiliate.

        For each of our executives, including the NEOs, in the event of a change in control in which the successor company fails to offer the executive an equivalent position in the successor company or fails to assume the Company's obligations under the executive's employment agreement, the severance payment will include amounts equal to the following:

  •
  24 months of the executive's annual base salary payable in a lump sum within 30 days of the date of termination of employment;

  •
  200% of the executive's target annual bonus for the fiscal year in which the termination occurs payable in a lump sum within 30 days of the date of termination of employment; and

  •
  a 24-month health benefit equivalent.

        In addition, each executive officer will receive full and immediate vesting of all outstanding unvested options and RSUs. The Company will also provide executive officers with outplacement assistance in accordance with the Company's then-current policies and practices with respect to outplacement assistance for other similarly situated executives of the Company.

  Termination as a Result of Death or Disability

        In the event of Mr. Levine's termination of employment because of incapacity or death, his employment agreement provides for the acceleration of vesting for stock options and RSUs previously granted to Mr. Levine that would have vested within 12 months of such termination.

        In the event of termination of employment of any of our other NEOs because of incapacity or death, their respective employment agreements provide for the acceleration of vesting for stock options and RSUs previously granted to each such NEO that would have vested within 6 months of such termination.

  Restrictive Covenants and Release of Claims

        In consideration for the potential receipt of payments and benefits upon termination of employment, each of our executives, including the NEOs, is subject to compliance with certain restrictive covenants as set forth in their individual employment agreements. Generally, these covenants prohibit our executives from disclosing our proprietary or confidential information during their employment with the Company and thereafter, soliciting any of our employees to leave employment with the Company or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with the Company and for one year thereafter, and from competing with the Company for the duration of their employment. Severance benefits may cease in the event of violation of these covenants. In addition, severance payments and benefits are conditioned upon an executive entering into a full release of claims in favor of the Company.

  Section 4999 of the Code

        If, in connection with a change in control of the Company, any payments or benefits payable to our NEOs would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the NEO will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our executives and mitigates any potential personal bias against a potential corporate transaction.

  Other Information

        The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our executives, including the NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our NEOs compensation for a specific year.

  Potential Payments to our NEOs on Termination of Employment

        The tables below quantify potential payments to our NEOs who were employed by us at the end of fiscal year 2014 in the event of a termination of employment or a change in control of our Company, based on the terms of employment agreements in effect as of June 30, 2014. The amounts shown assume that the termination and change in control, as applicable, occurred on June 30, 2014, the last business day of fiscal year 2014. The amounts set forth in the tables below represent what we believe are reasonable estimates of the amounts that would be paid to the NEOs upon their termination of employment, including any termination in connection with a change in control, but exclude (a) any accrued amounts payable to them through the date of separation (including any earned but unpaid bonus) and (b) the value of any stock awards or option awards that vested on or before June 30, 2014. The actual amounts to be paid can only be determined at the time of the NEOs' separation from our Company or upon the occurrence of a change in control.

        The value of the stock option and RSU vesting acceleration was calculated based on the assumption that the change in control and the executive's employment termination occurred on June 30, 2014. The closing price of our stock on the NASDAQ Global Select Market as of June 30, 2014 was $8.80 per share, which was used as the value of our stock for purpose of these calculations. The value of the vesting acceleration for stock options was calculated by multiplying the number of accelerated option shares as of June 30, 2014 by the spread between the closing price of our stock as of June 30, 2014 and the exercise price for such unvested option shares. The value of vesting acceleration for RSUs was calculated by multiplying the number of accelerated RSUs by the closing price of our stock as of June 30, 2014. The values reflected also assume that the payments and benefits to the NEOs are not reduced by virtue of the provisions in the employment letter agreements relating to Section 4999 of the Code.

  Joshua Levine

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Following a Change in Control ($)
Base Salary Severance	645,000	1,290,000
Target Bonus	774,000	1,548,000
Health Benefit Equivalent	27,955	55,910
Options Acceleration	—	304,499
RSU Acceleration	—	5,720,000

Total	$1,446,955	$8,918,409

  Gregory Lichtwardt

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Following a Change in Control ($)
Base Salary Severance	177,500	710,000
Target Bonus	230,750	461,500
Health Benefit Equivalent	13,968	55,872
Options Acceleration	—	—
RSU Acceleration	—	2,750,000

Total	$422,218	$3,977,372

  Kelly Londy

Benefits	Termination by Company without Cause or by NEO for Good Reason (No Change in Control) ($)	Termination by Company without Cause or by NEO for Good Reason Following a Change in Control ($)
Base Salary Severance	200,000	800,000
Target Bonus	280,000	560,000
Health Benefit Equivalent	13,978	55,912
Options Acceleration	—	191,543
RSU Acceleration	—	1,385,780

Total	$493,978	$2,993,235

  Alaleh Nouri

        We entered into an employment agreement with Ms. Nouri in August 2014 in connection with her promotion to Senior Vice President, General Counsel and Corporate Secretary. During fiscal 2014, in her role as Interim General Counsel, Ms. Nouri was not entitled to receive any payments or benefits in the event of termination of her employment other than payment of a retention bonus in the amount of

$75,000. Ms. Nouri was paid $37,500 of the retention bonus on July 1, 2014 and received the remaining $37,500 in August 2014.

  Derek Bertocci

        Mr. Bertocci resigned from his employment with the Company effective as of September 2, 2013. The table below sets forth the actual value of the payments and benefits paid to him in connection with his resignation from the Company.

Benefits	($)
Base Salary Severance	166,300
Target Bonus	55,676

Total	$221,976

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Summary Compensation Table for Fiscal 2014

        The following table sets forth summary information concerning the compensation earned by our non-employee directors for their service during fiscal 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Elizabeth Dávila	62,000	119,995	181,995
Jack Goldstein, Ph.D.	49,750	119,995	169,745
Louis J. Lavigne, Jr.	99,500	119,995	219,495
Richard Pettingill	40,000	119,995	159,995
Emad Rizk, M.D.	41,000	119,995	160,995
Robert S. Weiss	50,000	119,995	169,995
Dennis Winger	60,750	119,995	180,745

(1)
The amounts reflected in this column represent the grant date fair value for financial statement purposes for the fiscal year ended June 30, 2014 associated with the award of RSUs granted in fiscal 2014, measured in accordance with FASB ASC Topic 718. See Note 2 and Note 10 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for a discussion of how all assumptions made by us are derived in determining the FASB ASC Topic 718 fair values of our equity awards. The following table provides additional information regarding each RSU grant made to the individuals who served as non-employee directors of the Company in fiscal 2014, as well as options and RSUs held by them at the end of fiscal 2014:

Name	Grant Date	Outstanding Option Awards at June 30, 2014	RSU Awards Granted during fiscal 2014	Outstanding RSU Awards at June 30, 2014
Elizabeth Dávila	—	90,424	—	—
	11/29/13	—	15,037	15,037
Jack Goldstein, Ph.D.	—	19,000	—	—
	11/29/13	—	15,037	15,037
Louis J. Lavigne, Jr.	—	36,896	—	—
	11/29/13	—	15,037	15,037
Richard Pettingill	—	11,164	—	—
	11/29/13	—	15,037	15,037
Emad Rizk, M.D.	—	—	—	—
	11/29/13	—	15,037	15,037
Robert S. Weiss	—	178,424	—	—
	11/29/13	—	15,037	15,037
Dennis Winger	—	56,795	—	—
	11/29/13	—	15,037	15,037

Director Cash Compensation

        Effective November 2013, each non-employee director received an annual cash retainer of $35,000 per year, paid quarterly. In addition, Mr. Lavigne, received an annual cash retainer of $50,000, paid quarterly for serving as Chairperson of our Board of Directors, and Ms. Dávila received an annual cash retainer of $10,000, paid quarterly, for serving as the Vice Chairperson of our Board of Directors.

Directors who served on the standing committees of our Board of Directors and the chairperson of each such committee received an additional annual cash retainer as follows:

Committee	Chairperson retainer ($)	Member retainer ($)	Number of meetings covered
Audit Committee	$25,000	$10,000	8
Compensation Committee	15,000	5,000	6
Nominating and Corporate Governance Committee	10,000	3,000	4

        For meetings of standing committees in excess of the number set forth above, and for each Board meeting in excess of four, each director, including the chairperson, received $1,000 per meeting attended in-person and $500 per meeting attended telephonically.

        In addition to the foregoing, all of our directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board of Directors and committees of our Board of Directors. Employee directors are not compensated for board services in addition to their regular employee compensation.

Non-Employee Director Equity Compensation

        Pursuant to guidelines for annual equity awards adopted by our Board of Directors in November 2010 and affirmed in November 2013, each of our non-employee directors receives an annual RSU grant equal to the number of shares of our common stock obtained by dividing $120,000 by the fair market value (as of the date of grant) of one share of our common stock, such RSUs to be granted on the last day of the month in which our annual meeting of stockholders occurs, with a vesting commencement date of the date of the annual meeting. On November 29, 2013, each then-current director was granted an RSU grant covering 15,037 shares of the Company's common stock under the 2007 Incentive Award Plan, with a vesting commencement date of November 29, 2013. The annual RSU grants vest in full on the first anniversary of the vesting commencement date and are subject to 100% acceleration of vesting in the event of a change of control of the Company. We expect to make an annual RSU grant to each of our continuing directors in accordance with these guidelines on approximately November 30, 2014. In November 2012, the Board of Directors revised the equity compensation for newly elected non-employee directors such that upon initial appointment to our Board of Directors, a non-employee director will receive an RSU grant equal to the number of shares of our common stock obtained by dividing $120,000 by the fair market value (as of the date of grant) of one share of our common stock. The RSU grant will be prorated for the number of months the newly elected non-employee director will serve on the Board of Directors prior to the next annual meeting of stockholders. The vesting commencement date for the initial RSU grant is the date of hire for the new director, with full vesting on the next annual meeting of stockholders. Vesting of the initial RSU grant would be accelerated in full in the event of a change in control of our Company.

        No additional option or RSU grants are provided for committee membership or for serving as the chairperson of a committee.

        Our current Corporate Governance Guidelines require non-employee directors of the Company to own the number of shares having a value equal to at least three times the non-employee director's regular annual cash board retainer.

        Non-employee directors have five years from the later of July 1, 2010 and the date of election or appointment to attain the foregoing ownership levels. The Company expects each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any Company options and/or (ii) taxes), until the foregoing ownership levels are achieved. All of the non-employee directors who have served in that capacity for at least one year are in compliance with the ownership levels provided in the Corporate Governance Guidelines or are on track to be in compliance within the time period provided by the guidelines.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth as of June 30, 2014 certain information regarding our equity compensation plans. All of our equity compensation plans have been approved by our security holders.

	A		B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and Rights(1)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	7,077,500	(2)(3)	$7.50	4,420,942	(4)
Equity compensation plans not approved by security holders	—		—	—

Total	7,077,500	(2)(3)	$7.50	4,420,942	(4)

(1)
The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.

(2)
Includes 2,713,879 shares subject to outstanding stock options, 3,115,189 shares subject to outstanding RSU grants, 806,300 shares subject to outstanding performance based MSU grants, and 25,000 shares subject to outstanding performance stock units all under our 2007 Incentive Award Plan and 417,132 shares subject to outstanding stock options under the our 1998 Stock Option Plan.

(3)
This table does not include equity awards that have been assumed by the Company in connection with the acquisition of TomoTherapy Incorporated. As of June 30, 2014, an additional 77,580 shares of the Company's common stock were subject to outstanding stock options under TomoTherapy's 2002 Stock Option Plan and 2007 Equity Incentive Plan (with a weighted average exercise price of $5.02 per share). Shares issued in respect of these assumed awards do not count against the share limits of the 2007 Incentive Award Plan. The Company does not grant additional awards under such plans.

(4)
Includes 3,121,395 shares available for future issuance under the 2007 Incentive Award Plan and 1,299,547 shares reserved for issuance under the Company's 2007 Employee Stock Purchase Plan.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table presents information as to the beneficial ownership of our common stock as of August 31, 2014 by:

  •
  each of our NEOs;

  •
  each of our current directors;

  •
  all of our current directors and executive officers as a group; and

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options or warrants that are currently exercisable, or exercisable within 60 days of August 31, 2014, are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089.

        This table lists applicable percentage ownership based on 77,360,733 shares of common stock outstanding as of August 31, 2014.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
FMR, LLC(1)	10,880,168	14.1%
245 Summer Street
Boston, MA 02210
Primecap Management Company(2)	8,301,600	10.7%
225 South Lake Ave., #400
Pasadena, CA 91101
Citadel Advisors, LLC.(3)	4,719,595	6.1%
c/o Citadel LLC
131 S. Dearborn St., 32nd Floor
Chicago, IL 60603
Blackrock, Inc.(4)	4,415,410	5.7%
40 East 52nd Street
New York, NY 10022
The Vanguard Group(5)	4,372,793	5.7%
100 Vanguard Blvd.,
Malvern, PA 19355
Bridger Management, LLC(6)	3,884,853	5.0%
90 Park Ave., 40th Floor
New York, NY 10016
Executive Officers and Directors
Joshua H. Levine(7)	272,877	*
Gregory Lichtwardt(8)	0	*
Kelly Londy(9)	112,524	*
Alaleh Nouri(10)	47,177	*
Robert S. Weiss(11)	347,524	*
Elizabeth Dávila(12)	152,524	*
Dennis Winger(13)	145,895	*
Louis J. Lavigne, Jr.(14)	125,895	*
Jack Goldstein, Ph.D.(15)	70,200	*
Richard R. Pettingill(16)	40,067	*
Emad Rizk(17)	17,241	*
All current executive officers and directors as a group (11 persons)	1,331,924	1.7%
Former Executive Officers
Derek A. Bertocci	53,753	*
Darren Milliken	67,736	*
Robert Ragusa	82,569	*

*
Less than 1%.

(1)
Based upon a Schedule 13G filed with the SEC on February 14, 2014. Fidelity Management & Research Company ("Fidelity") may be deemed the beneficial owner of 7,847,165 shares. Edward C. Johnson 3d and FMR LLC each has sole power to dispose of the 8,240,300 shares. Fidelity SelectCo. LLC may be deemed the beneficial owner of 2,818,000 shares. Edward C. Johnson 3d and FMR LLC each has sole power to dispose of the 2,818,000 shares. Strategic

  Advisers, Inc. may be deemed the beneficiary owner of 128 shares. Pyramis Global Advisors Trust Company may be deemed the beneficial owner of 214,875 shares. Edward C. Johnson 3d and FMR LLC each has sole dispositive power over 214,875 shares and sole power to vote or to direct the voting of 214,875 shares.

(2)
Based upon a Schedule 13G/A filed with the SEC on February 14, 2014 reporting beneficial ownership as of December 31, 2013. Primecap Management Company has sole power to vote 6,826,300 of these shares and sole power to dispose of all of these shares.

(3)
Based upon a Schedule 13G filed with the SEC on February 14, 2014. Citadel Advisors LLC and Citadel Advisors Holdings II LP may be deemed to be the beneficial owner of 4,719,595 shares and have shared power to vote and to dispose of the shares. Citadel GP LLC, and Mr. Kenneth Griffin may be deemed to be the beneficial owner of 4,755,667 shares and have shared power to vote and to dispose of the shares.

(4)
Based upon a Schedule 13G filed with the SEC on January 28, 2014 reporting beneficial ownership as of December 31, 2013. Blackrock, Inc., a parent holding company, has sole power to vote 4,230,159 and sole power to dispose of all of these shares.

(5)
Based upon a Schedule 13G filed with the SEC on February 10, 2014 reporting beneficial ownership as of December 31, 2013. The Vanguard Group has sole power to vote 100,976 shares and sole power to dispose 4,277,117 shares, and shared power to dispose 95,676 shares. Vanguard Fiduciary Trust Company is the beneficial owner of 95,676 shares and Vanguard Investments Australia, Ltd. is the beneficial owner of 5,300 shares. All of remaining shares may be deemed beneficially owned by The Vanguard Group.

(6)
Based upon a Schedule 13G filed with the SEC on September 8, 2014, Bridger Management LLC and Roberto Mignone may be deemed to be the beneficial owner of 3,884,853 shares and have shared power to vote and to dispose of the shares.

(7)
Amount shown includes 91,667 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2014.

(8)
Mr. Lichtwardt does not have any stock options that are currently exercisable or exercisable within 60 days of August 31, 2014.

(9)
Amount shown includes 80,608 shares that may be acquired under stock options that are currently exercisable of exercisable within 60 days of August 31, 2014.

(10)
Amount shown includes 36,500 shares that may be acquired under stock options that are currently exercisable of exercisable within 60 days of August 31, 2014.

(11)
Amount shown includes 178,424 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2014.

(12)
Amount shown includes 90,424 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2014. Includes 50,992 shares held by The Dávila Family Trust, with respect to which Ms. Dávila has shared voting rights with her spouse.

(13)
Amount shown includes 56,795 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2014.

(14)
Amount shown includes 36,896 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2014.

(15)
Amount shown includes 19,000 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2014.

(16)
Amount shown includes 11,164 shares that may be acquired under stock options that are currently exercisable or exercisable within 60 days of August 31, 2014.

(17)
Dr. Rizk does not have any stock options that are currently exercisable or exercisable within 60 days of August 31, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.

        Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2014, with the exception of a Form 4 for Mr. Levine which was filed late on March 7, 2014, all Section 16(a) reports were timely filed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Director Independence

        Our Board of Directors consists of eight directors. Other than Joshua H. Levine, our President and CEO, our Board of Directors has determined that each of our current directors is independent under the director independence standards of the NASDAQ Stock Market.

Board Leadership Structure

        Our Board of Directors has a general policy that the positions of Chairperson of the Board and CEO should be held by separate persons as an aid in the Board of Directors' oversight of management and to allow our CEO to focus on managing his day-to-day responsibilities to our Company. This policy is reflected in the Company's current Corporate Governance Guidelines. The Board of Directors believes that there may be advantages to having an independent chairperson for matters such as: communications and relations between the Board of Directors, the CEO, and other senior management; assisting the Board of Directors in reaching consensus on particular strategies and policies; and facilitating robust director, Board and CEO evaluation processes. Our CEO serves as a member of the Board of Directors, and the remaining board members, including Louis J. Lavigne, Jr., our current Chairperson of the Board, and Elizabeth Dávila, our Vice Chairperson of the Board, are independent.

        The Corporate Governance Guidelines provide that the Board of Directors may consider having one person fill both the roles of CEO and Chairperson of the Board. In making such a determination, the Board of Directors should consider factors that include, but are not limited to, the size of the Company's business, the composition of the Board, of Directors candidates for Board of Directors seats, applicable regulations and the Company's succession planning goals. In the event the Board of Directors determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of the Board is otherwise not independent, then the Corporate Governance Guidelines provide that the Board of Directors shall appoint a Lead Independent Director who shall lead executive sessions.

Majority Voting

        Our Bylaws provide for a majority voting standard in the election of directors in uncontested elections and our Corporate Governance Guidelines require all director nominees to submit their resignations to the Board of Directors, which resignations are contingent upon (1) their not receiving a majority of votes cast in uncontested elections and (2) the Board of Directors accepting the resignation.

Board Oversight of Risk

        The Board of Directors, as a whole and through the various committees of the Board of Directors, oversees the Company's risk management process, including operational, financial, legal and regulatory, strategic and reputational risks. Our Board of Directors' approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our Board of Directors assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for the Company.

        Board of Directors committees consider risks within their respective areas of oversight responsibility and the respective committee chairs advise the Board of Directors of any significant risks and management's response via periodic committee reports to the full Board of Directors. In particular, the Audit Committee focuses on financial and accounting risk, including internal controls. The Compensation Committee considers risks relating to the Company's compensation programs and policies. The Nominating and Corporate Governance considers risks relating to the Company's corporate governance.

        While the Board of Directors oversees risk management, the Company's management is charged with managing risk on a day-to-day basis. The Company has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with the Board of Directors. These processes include an enterprise risk management program, an enterprise risk management committee chaired by our General Counsel, quarterly management disclosure committee meetings, a Code of Conduct and Ethics, and a strong compliance program.

        The results of the compensation risk assessment described below under "Compensation Risk Consideration" will be reported back to the full Board of Directors, in accordance with the Company's enterprise risk management program.

Committees of the Board of Directors

        Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, our Board of Directors may also create various ad hoc committees for special purposes. A copy of the charter for each such standing committee can be found on our website, www.accuray.com, under the section titled "Investors" and under the subsection "Corporate Governance."

        The current membership of each of the three standing committees of our Board of Directors, as well as the number of meetings and actions by written consent of each such committee during the fiscal year ended June 30, 2014, is set forth below:

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Louis J. Lavigne, Jr.	—	Chairperson	—
Elizabeth Dávila	Member	Member	—
Jack Goldstein, Ph.D.	—	Member	Chairperson
Robert S. Weiss	Member	—	Member
Dennis L. Winger	Chairperson	—	—
Richard R. Pettingill	—	—	Member
Emad Rizk, M.D.	—	Member	—
Number of meetings	7	6	3
Number of actions by written consent	3	10	0

        Mr. Levine is not a member of any committee of our Board of Directors.

Audit Committee

        The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee evaluates the independent auditors' qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the Audit Committee charter and the committee's performance.

        The members of the Audit Committee during fiscal 2014 were Mr. Winger, the chairperson of the committee, Ms. Dávila, and Mr. Weiss. All members of the Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board of Directors has determined that Messrs. Weiss and Winger are Audit Committee financial experts as defined under the applicable rules of the SEC and each has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Each of the members of the Audit Committee is independent as defined under the applicable rules and regulations of the SEC and NASDAQ.

Compensation Committee

        The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our CEO and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also administers the issuance of stock options and other awards under our stock plans (other than awards granted to non-employee members of our Board of Directors). The 2007 Equity Incentive Plan permits delegation by the Compensation Committee to a committee of one or more members of the Board of Directors or one or more officers of the Company the authority to grant or amend awards to participants under the plan other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act, (ii) Covered Employees under Section 162(m) of the Code, or (iii) direct reports of the CEO of the Company (or members of the Board of Directors) to whom authority to grant or amend awards has been delegated thereunder. The Committee may at any time rescind the authority so delegated or appoint a new delegate. Effective as of July 1, 2010, the Compensation Committee delegated the authority to grant routine stock options and other awards under our stock plans (other than awards granted to employees who report directly to the CEO) to our CEO and CFO, collectively, within guidelines determined by the Compensation Committee, to newly hired employees of the Company, and effective March 25, 2011, the Compensation Committee delegated the authority to grant routine stock options and other awards made to employees of the Company (other than awards granted to employees who report directly to the CEO) under our stock plans to our CEO and CFO, collectively, within guidelines determined by the Compensation Committee, for the purpose of promotion or special recognition. The Compensation Committee also reviews and recommends policies relating to the compensation of non-employee directors. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.

        The members of the Compensation Committee during fiscal 2014 were Mr. Lavigne, the chairperson of the Committee, Ms. Dávila, Dr. Goldstein and Dr. Rizk. Each of the members of the Compensation Committee is independent under the applicable rules and regulations of the SEC, NASDAQ and the Internal Revenue Service.

Compensation Risk Consideration

        During fiscal 2014, at the direction of our Compensation Committee, Compensia, with the assistance of our management, conducted a review of the Company's compensation policies and practices and their respective risk profiles. Compensia presented the findings to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.

        In making this determination, the Compensation Committee considered our pay mix, our base salaries, and the attributes of our variable compensation programs including our annual bonus plan, our equity programs, and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our bonus plan, a sales compensation committee, a recoupment policy and other internal business and operational approval processes.

        The Compensation Committee believes that the design of our compensation programs as outlined in the "Compensation Discussion and Analysis" section above places emphasis on long-term incentives and competitive base salaries, while a portion of the total annual compensation is tied to short-term performance in the form of an annual bonus. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executives' motivations for the Company's long-term success, including stock price performance.

        As described above under "Board Oversight of Risk," the Company has implemented an enterprise risk management program and an enterprise risk management committee chaired by our General Counsel. The results of the foregoing compensation risk assessment will be reported back to the full Board of Directors, in accordance with the Company's enterprise risk management program.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance committee is responsible for making recommendations to our Board of Directors regarding candidates for directorships and the size and composition of our board. In addition, the Nominating and Corporate Governance Committee is responsible for reporting and making recommendations to our board concerning governance matters and for overseeing the performance evaluations of the members of our Board of Directors.

        The members of the Nominating and Corporate Governance Committee during fiscal 2014 were Dr. Goldstein, the chairperson of the Committee, Mr. Pettingill and Mr. Weiss. Each of the foregoing members of the Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of the SEC and NASDAQ.

Meetings Attended by Directors

        Our Board of Directors held a total of six meetings and acted by unanimous written consent two times during our fiscal year ended June 30, 2014. During fiscal 2014, all of our directors attended at least 75% of the total number of meetings held by our Board of Directors and each of the committee(s) of our Board of Directors on which he or she served during the period for which he or she was a director. The Chairperson of our Board, who is independent, chaired each Board of Directors meeting.

        The independent directors hold meetings on a periodic basis. During our fiscal year ended June 30, 2014, the independent directors held five such meetings. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board of Directors. The independent directors may also meet at such other times as they deem necessary or appropriate.

        Pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. Other than Ms. Dávila and Dr. Rizk, all then-current directors attended our 2013 Annual Meeting of Stockholders.

 Consideration of Director Nominees

        Stockholder Nominations and Recommendations.    The policy of the Nominating and Corporate Governance Committee is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board of Directors. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the "Nomination of Director Candidates" section of this Proxy Statement.

        Director Qualifications.    The Nominating and Corporate Governance Committee believes that the members of our Board of Directors should have the highest professional and personal ethics and values, and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While the Nominating and Corporate Governance Committee has not established specific minimum qualifications for director candidates, the Committee may consider the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of market, finance and other elements relevant to the success of a publicly traded company; (iii) experience in our industry and with relevant social policy concerns; (iv) prior experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.

        Identifying and Evaluating Director Nominees.    Candidates for nomination to our Board of Directors typically come to the attention of our Board of Directors through professional search firms, although they may also be suggested by existing directors or executive officers, stockholders or other persons. Since we became a public company, we have engaged Spencer Stuart and Russell Reynolds, each a professional search firm, to help us identify suitable Board of Directors nominees. The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly brought to the Committee's attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the Committee deems proper. The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of our Board of Directors, in light of the current size and composition of our Board of Directors. In evaluating the qualifications of the candidates, the Committee considers many factors, including issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and other similar factors. The Company's Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee and the Board should see that the Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare, and age diversity. The Governance Committee assesses its achievement of diversity through the review of Board composition as part of the Board's annual self-assessment process. The Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Committee expects that it would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.

Code of Conduct and Ethics

        We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled "Investors" and under the subsection "Corporate Governance."

 Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee during fiscal 2014 has at any time been one of our executive officers or employees. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Stockholder Communications

        We have established a process by which stockholders may send communications to our Board of Directors, any committee of our Board of Directors or any individual director, including non-employee directors. Stockholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089. The Corporate Secretary will forward correspondence to our Board of Directors, one of the committees of our Board of Directors or an individual director, as the case may be, or, if the Corporate Secretary determines in accordance with his or her best judgment that the matter can be addressed by management, then to the appropriate executive officer.

EXECUTIVE OFFICERS

        Set forth below is certain information regarding each of our executive officers as of September 30, 2014 who is currently with the Company:

Name	Age	Position(s)
Joshua H. Levine	56	President, Chief Executive Officer and Director
Gregory Lichtwardt	60	Executive Vice President, Operations and Chief Financial Officer
Kelly Londy	47	Executive Vice President, Chief Commercial Officer
Alaleh Nouri	35	Senior Vice President, General Counsel and Corporate Secretary

        Further information with respect to Mr. Levine, our current President and CEO, is provided above under "Proposal One—Election of Directors."

        Gregory Lichtwardt has served as our Executive Vice President, Operations and Chief Financial Officer since September 2013. From April 2008 to August 2013, Mr. Lichtwardt served as Executive Vice President, Operations and Chief Financial Officer of Conceptus, Inc., a publicly traded company (acquired by Bayer) that provides innovative solutions in women's healthcare. From November 2003 to April 2008, Mr. Lichtwardt served in the role of the Executive Vice President, Treasurer and Chief Financial Officer at Conceptus. From 2000 to 2002, Mr. Lichtwardt was Executive Vice President, Finance, Chief Financial Officer and Corporate Secretary of Innoventry, Inc., a financial services company. From 1993 to 2000, Mr. Lichtwardt was Vice President, Finance, Chief Financial Officer and Treasurer of Ocular Sciences, Inc., a worldwide developer and marketer of soft contact lenses. Prior to his employment with Ocular Sciences, Mr. Lichtwardt held senior management positions in various divisions of Allergan Inc. from 1989 to 1993. From 2010 to 2013, Mr. Lichtwardt served on the board of directors of Biolase, Inc., a public medical and dental laser products company, where he also was a member of the Audit, Compensation and Quality Compliance Committees. In addition to these positions, Mr. Lichtwardt has held various financial positions at AST Research, Inc. and at divisions of American Hospital Supply Corporation. He earned a B.B.A. degree from the University of Michigan and an M.B.A. degree from Michigan State University.

        Kelly Londy has served as our Executive Vice President, Chief Commercial Officer since April 2013 and previously served as our Senior Vice President, Chief Commercial Officer from October 2011 to April 2013. From August 2009 to September 2011, Ms. Londy served as Vice President and General Manager of Molecular Imaging, at GE Healthcare North America, where she optimized multi-business strategy with a focus on value proposition for improved cost, quality and access to new technologies. From July 2002 to August 2009, Ms. Londy held multiple leadership roles at Philips Healthcare North America, including Vice President and General Manager. Prior to that, from March 1996 to July 2002, she held roles in Marketing, Executive Account Management and as a product specialist in the Magnetic Resonance and Women's Health businesses at GE Medical Systems. Ms. Londy began her career as a radiographer and manager at the University of Michigan. Ms. Londy holds a degree in Radiologic Technology from Washtenaw College and a B.B.A. from Cleary University where she graduated Suma Cum Laude.

        Alaleh Nouri has served as our Senior Vice President, General Counsel and Corporate Secretary since August 2014. Ms. Nouri served as our Vice President, Associate General Counsel from December 2010 to February 2014 and as our Interim General Counsel from February 2014 to July 2014. From March 2009 to December 2010, Ms. Nouri served as Corporate Counsel at Mirion Technologies, Inc., a provider of radiation detection and monitoring services. Ms. Nouri started her career as an associate at the law firm of Orrick, Herrington & Sutcliffe LLP. Ms. Nouri holds a Bachelors of Commerce degree with specializations in International Business and Finance from the University of British Columbia in Canada and a J.D. from the University of California, Hastings College of Law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Parties

        During fiscal 2014, we believe that there has not been any transaction or series of similar transactions to which we were, or are to be, a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person's immediate family, had or will have a direct or indirect material interest. Any such transactions are required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee or another independent body of the Board of Directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC's website at www.sec.gov and through our website at www.accuray.com.

        We will deliver promptly, without charge, upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write or call our Corporate Secretary at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, Attention: Alaleh Nouri, Senior Vice President, General Counsel and Corporate Secretary, telephone: 408-716-4600.

 Stockholders Sharing the Same Address

        We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.

        We will deliver promptly upon written or oral request a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or the Proxy Statement to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statement, you may write or call our Corporate Secretary at the contact information set forth above under "Where You Can Find Additional Information." You may also access our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled "Investors" and under the subsection "SEC Filings."

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare, 250 Royall Street, Canton, MA 02021, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        Any stockholders of record who share the same address and currently receive multiple copies of our Notice of Internet Availability of Proxy Materials, Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Stockholder Proposals

        For a stockholder proposal to be considered for possible inclusion in our proxy statement for the annual meeting to be held in November 2015, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than June 12, 2015. If, however, the date of next year's annual meeting is more than 30 days before or 30 days after the anniversary date of this year's annual meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.

        For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year's annual meeting, but that the stockholder desires to raise from the floor at the annual meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days before the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year's annual meeting of stockholders. Therefore, to be presented at our 2015 annual meeting of stockholders, such a proposal must be received by us on or after June 12, 2015 but no later than July 12, 2015. If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, the Corporate Secretary must receive the notice not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder's notice. All stockholder proposals should be addressed to:

Corporate Secretary
Accuray Incorporated
1310 Chesapeake Terrace
Sunnyvale, California 94089

Nomination of Director Candidates

        If a stockholder or stockholder group wishes to submit a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2015 annual meeting, the stockholder(s) should submit such proposal in writing, including the nominee's name and qualifications for board membership, to our Corporate Secretary at our principal executive offices. Our Bylaws require that any proposal for nomination of directors include the written consent of each nominee to serve as a member of our Board of Directors, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation.

        If a stockholder desires to nominate a candidate for director from the floor at the annual meeting, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than June 12, 2015 (120 days prior to the anniversary of the mailing date of this year's proxy materials) and no later than July 12, 2015 (90 days prior to the anniversary of the mailing date of this year's proxy materials).

If, however, the date of the annual meeting is more than 30 days earlier or more than 30 days later than the anniversary date of the prior annual meeting, notice must be received not later than the close of business on the later of 120 calendar days in advance of such annual meeting or ten calendar days following the date on which public announcement of the date of the annual meeting is first made. The notice must be in writing and must include the nominee's name and qualifications for service on the board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board of Directors, if so elected as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee's failure to receive the requisite number of votes and the acceptance by the Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders.

OTHER MATTERS

        As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the annual meeting. Accordingly, the only items of business that our Board of Directors intends to present at the annual meeting are set forth in this Proxy Statement.

        If any other matter or matters are properly brought before the annual meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

By order of the Board of Directors,
/s/ ALALEH NOURI Alaleh Nouri Senior Vice President, General Counsel and Corporate Secretary

Sunnyvale, California
October 10, 2014

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X ACCURAY INCORPORATED 01WD4A+ Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL ONE AND FOR APPROVAL OF PROPOSALS TWO AND THREE. 01 - Louis J. Lavigne, Jr. 02 - Dennis L. Winger 1. ELECTION OF DIRECTORS Nominees: Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Advisory vote on the compensation of our named executive officers (say-on-pay vote). For Against Abstain 3. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015. 03 - Jack Goldstein, Ph.D. For Against Abstain 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 P.M., Eastern Time, The Day Prior of the Stockholder Meeting Date. Vote by Internet • Go to www.investorvote.com/ARAY • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

PROXY FOR 2014 ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 20, 2014 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 10, 2014, and hereby appoints Joshua H. Levine and Alaleh Nouri, and each of them, jointly and severally, as proxies and attorneys in fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders of Accuray Incorporated to be held on Thursday, November 20, 2014, at 9:00 a.m. (PST), at Accuray’s corporate offices located at 1310 Chesapeake Terrace, Sunnyvale, CA 94089 and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. This proxy will be voted as directed, or if no contrary direction is indicated, will be voted FOR the election of all directors in Proposal One, and FOR the approval of Proposals Two and Three, and as said proxies deem advisable on such other matters as may properly come before the meeting. (Continued and to be marked, dated and signed, on the other side) . Proxy — ACCURAY INCORPORATED Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2014 Annual Report to Stockholders are available at: https://materials.proxyvote.com/004397 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q